EXHIBIT 2.1








                              AMENDED AND RESTATED
                       ASSET AND STOCK PURCHASE AGREEMENT


                                     between

                                   FISONS plc

                                       and

                         THERMO INSTRUMENT SYSTEMS INC.

                                       and

                           THERMO ELECTRON CORPORATION







                           Dated as of March 29, 1996
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             AMENDED AND RESTATED ASSET AND STOCK PURCHASE AGREEMENT

             AMENDED AND RESTATED ASSET AND STOCK PURCHASE AGREEMENT (this "Agreement") dated as of March 29, 1996, between Fisons plc, a company organized under the laws of England (the "Seller"), Thermo Instrument Systems Inc., a corporation organized under the laws of Delaware, U.S.A. (the "Buyer"), and Thermo Electron Corporation, a Delaware corporation ("Parent").

                              W I T N E S S E T H:

             WHEREAS, the Buyer, the Seller and the Parent entered into an Agreement dated as of March 1, 1995, as amended (the "1995 Agreement"), contemplating the sale by the Seller to the Buyer of the Seller's Scientific Instruments Division.

             WHEREAS, to address concerns of the U.S. Federal Trade Commission and following discussions with the staff of the United Kingdom Office of Fair Trading, the Buyer, the Seller and the Parent wish to enter into a new agreement which shall amend and supersede the 1995 Agreement, under which certain product lines within the Seller's Scientific Instruments Division will not be sold to Buyer and under which certain other modifications to the 1995 Agreement will be made.

             NOW, THEREFORE, the parties hereto agree as follows:

        1.   GENERAL.

             1.1 Definitions. The terms defined in Exhibit A, whenever used in this Agreement, shall have the meanings provided in such Exhibit for all purposes of this Agreement.

             1.2  Schedules and Exhibits.  A "Schedule" is a
        Schedule attached hereto and made a part hereof . An "Exhibit" is an agreement or other document attached hereto and made a part hereof.

             1.3 Pounds Sterling. Unless otherwise indicated herein or on the Schedules, all references to amounts in pounds (#) shall mean English pounds sterling. For purposes of determining the applicability of any figures expressed in English pounds sterling contained in Sections 5, 6 or 11 to items denominated in a currency other than English pounds sterling, the relevant currency shall be converted to English pounds sterling at the applicable exchange rate published in the currency crossrate table of The Wall Street Journal (New York edition) on the date of this Agreement (or, with respect to amounts referred to in
        Section 11, on the date on which notice of a claim is given or, if no notice is given because a Loss is not quantifiable, on the first day of the month during which an estimate of the amount of the claim can reasonably be made).
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        2.   PURCHASE AND SALE.

             2.1 Agreement to Sell and to Purchase. In reliance upon the representations and warranties of the Buyer contained herein, and on the terms and subject to the conditions herein set forth, the Seller agrees to sell, convey, assign, transfer and deliver, or cause to be sold, conveyed, assigned, transferred and delivered, the Shares and the Assets to the Buyer. In reliance upon the representations and warranties of the Seller contained herein, and on the terms and subject to the conditions herein set forth, the Buyer agrees to purchase, or cause to be purchased, at the Closing the Shares and the Assets and to assume, or cause to be assumed, at the Closing, the Assumed Liabilities. In reliance upon the representations and warranties of the Seller contained herein, on the terms and subject to the conditions herein set forth, and in consideration of the sale of the Shares and the Assets, the Buyer agrees to pay, at the Closing, an aggregate purchase price of #122,608,000 subject to adjustment as provided in Section 4.1 (the "Purchase Price"), and to assume, at the Closing, the Assumed Liabilities.

             2.2 Transfer of Shares. At the Closing, the Seller shall, or shall cause each Share Seller to, execute and deliver to the Buyer a certificate or certificates representing the Shares (in the case of certificated Shares) together with duly executed stock powers, share transfer forms, transfer deeds or other documents of transfer sufficient to convey the Shares to the Buyer, and such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of good title to the Shares free and clear of all Encumbrances other than Permitted Encumbrances.

             2.3 Transfer of Assets. At the Closing, subject to the proviso contained in Section 2.6(a) and, in the case of the UK Properties, subject to the provisions of Exhibit B, the Seller shall, or shall cause each Asset Seller to, execute and deliver to the Buyer a bill of sale and such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of good title to the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

             2.4 Payment of Purchase Price. At the Closing, the Buyer shall deliver the portion of the Purchase Price payable at Closing in immediately available funds by wire transfer to an account designated by the Seller, acting on behalf of the Share Sellers and the Asset Sellers.

             2.5 Assets Not Transferred. Notwithstanding the foregoing, the Assets to be transferred shall not include the following (the "Excluded Assets"):

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             (a)  all of the rights, properties and assets used in the
        Business which shall have been transferred or disposed of prior to the Closing in transactions conducted in the Ordinary Course of Business or as described on Schedule 2.5;

             (b) all assets in the possession of the Business but owned by third parties, other than third party owned assets that, under GAAP, are appropriate to be reflected on the Closing Balance Sheet as Assets, subject to any third party rights in respect of the same being reflected thereon as liabilities of the Business;

             (c) all intercompany receivables, notes or loans with respect to the Business between (i) the Seller and its subsidiaries and affiliates which are not constituents of the Business and (ii) the Asset Sellers, in each case except for trade payables or receivables related to the provision of goods or services to or by the Business in the Ordinary Course of Business;

             (d) Restricted Assets that are not assignable to the Buyer as a matter of law;

             (e) the name "Fisons" and any derivation thereof and the stylized logo "Fisons" (collectively, the "Retained Names and Logos"); provided, however, that the Buyer shall be entitled to the use thereof pursuant to Section 7.10(a);

             (f) any shares of capital stock of any of the Dormant Shells designated in writing by the Buyer to the Seller prior to the Closing;

                  (g)  any assets described on Schedule 2.5;

                  (h) any foreign currency agreement to which any Asset Seller is a party; and

                  (i) assets reflected on the balance sheets of the former Laboratory Supplies Division and the Pharmaceutical Division of the Seller, none of which assets are used primarily in the Business or will be reflected on the Closing Balance Sheet.

             2.6 Documents of Transfer. At the Closing, in addition to the documents of transfer described in Sections 2.2 and 2.3, the Seller will, or will cause each respective Share Seller or Asset Seller to:

             (a) execute, acknowledge and deliver to the Buyer such deeds, bills of sale, endorsements, assignments, stock powers, share transfer forms and other good and sufficient instruments of conveyance, sale, transfer and assignment as shall be reasonably requested by the Buyer, and , subject to Section 4.3, with all required federal, state, local, foreign and other documentary and revenue stamps affixed where customarily paid or provided by a
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        seller, as shall be required in order to effectively vest, subject only to any required recordation or similar filing, in the Buyer all of the Share Sellers' and Asset Sellers' right, title and interest in and to the Assets or the Shares, as the case may be, provided that (i) where the Buyer is satisfied that title to any of the Assets located in England can effectively pass by way of physical delivery without the use of any document of transfer, the Seller will deliver or cause to be delivered such Assets to the Buyer at Closing, such delivery to take place by means of the relevant Assets being retained at the places at which they are physically located at the Closing to the order of the Buyer and (ii) where title to such Assets can pass only by way of document of transfer, subject to Section 4.3, the Buyer shall be responsible for any stamp duty or other tax liable to be paid thereon; and

             (b) deliver or make available to the Buyer all of the files, documents, papers, contracts, agreements, legal descriptions, open books of account or ledgers and documentation in support thereof, and all other information appearing in writing and relating primarily to the Business and which is in any Share Seller's or Asset Seller's possession and the minute books and share registers of the Companies (it being understood that, subject to the provisions of Section 7.12, the Asset Sellers and the Share Sellers shall be entitled to retain copies of any of the foregoing, but only to the extent the retention of such copies is reasonably necessary for the Asset Sellers and the Share Sellers to comply with applicable tax, securities, accounting or other laws, rules or regulations and their obligations hereunder).

             2.7 Further Assurances. At the Closing and at any time or from time to time thereafter, at the request of the Buyer and without further consideration, the Seller shall, and shall cause each Share Seller and Asset Seller to: (i) take such action as the Buyer may reasonably determine is necessary to put the Buyer in actual possession and operating control of the Business and
        (ii) execute, acknowledge and deliver such  further instruments of conveyance, sale, transfer and assignment as the Buyer may reasonably request, including, without limitation, deeds of assignment in the forms attached hereto as Exhibit E, and take such other action as the Buyer may reasonably request, in order to convey, sell, transfer and assign to the Buyer the Assets and the Shares, to evidence the Buyer's rights to, title in and ownership of the Assets and the Shares and to consummate the transactions contemplated hereby. At the Closing and at any time and from time to time after the Closing, at the request of the Seller and without further consideration, the Buyer shall, and shall cause each of its Subsidiaries to, take such action and execute, acknowledge and deliver such further instruments as the Seller may reasonably determine is necessary to consummate the transactions contemplated hereby.

             2.8  Restricted Assets.
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             (a)  The Seller shall use all reasonable efforts, and the
        Buyer shall cooperate reasonably with the Seller, (i) to
        promptly obtain the consents and waivers necessary to convey or cause to be conveyed to the Buyer all of the Restricted Assets, and (ii) as of and subject to the occurrence of the Closing, to promptly convey or cause to be conveyed to the Buyer the Restricted Assets for which the Seller has received the necessary consents and waivers; provided, however, that the Seller shall not, and shall cause the Asset Sellers not to, amend or change any Restricted Asset without the prior written consent of the Buyer unless the Seller reasonably deems it
        necessary to preserve the value of the Restricted Asset.   The
        Seller shall, and shall cause the Asset Sellers to, cooperate with the Buyer in making applications and filings or taking any other action necessary for the Buyer to obtain such franchises, licenses, permits or other instruments or agreements, if any, as are substantially equivalent to any Restricted Assets that are not assignable to Buyer as a matter of law. In no event shall the  Buyer's cooperation hereunder require the Buyer to make any payments or incur any out-of-pocket expenses, except that the
        Buyer shall reimburse the Seller on an equitable basis  for any consideration paid, with the prior approval of the Buyer, to any person from whom a consent or waiver is requested.

             (b) To the extent that the consents and waivers necessary to assign, transfer, sublease or sublicense any of the Restricted Assets are not obtained, the Seller shall, commencing on the Closing Date and continuing for the duration of each such Restricted Asset, use reasonable efforts to (i) provide to the Buyer the benefits of any such Restricted Asset not assigned, transferred or subleased due to the Seller's failure or inability to obtain such consent or waiver, (ii) cooperate with the Buyer to reach a reasonable and lawful arrangement designed to provide such benefits to the Buyer during such period and
        (iii) enforce at the request of the Buyer, or allow the Buyer to enforce (and, solely for such purpose, the Seller hereby constitutes and appoints the Buyer as its true and lawful attorney-in-fact until revoked in a writing delivered by the Seller to the Buyer), any rights of the Seller under any such Restricted Asset against the issuer thereof or the other party or parties thereto (including the right to elect to terminate such of the foregoing in accordance with the terms thereof upon the request of the Buyer); provided, however, that the reasonable costs and expenses of the Seller (including reasonable professional fees and expenses) incurred at the Buyer's request with respect to any of the actions contemplated under (iii) above shall be promptly paid or reimbursed by the Buyer to the Seller. At the end of each such period, the Seller shall have no further duties or obligations under this Section 2.8 with respect to such Restricted Asset and the failure or inability to obtain any necessary consent or waiver with respect thereto shall not be a breach of this Agreement so long as the Seller has carried out its obligations under this Section 2.8.
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             (c)  To the extent that the Buyer is provided the benefits of any Restricted Asset pursuant to clause (b) of this Section 2.8, the Buyer shall perform for the benefit of the issuer thereof, or the other party or parties thereto, the obligations of any Asset Seller thereunder or in connection therewith, but only to the extent that (i) such action by the Buyer would not result in any default thereunder or in connection therewith and
        (ii) such obligation would have been an Assumed Liability but for the non-assignability or non-transferability thereof; provided, however, that if the Buyer shall fail to perform to the extent required herein, the Seller shall thereafter cease to be obligated under this Section 2.8 to provide the Buyer with any benefits in respect of the Restricted Asset which is the subject of such failure to perform unless and until such situation is remedied or, at the sole option of the Seller, the Buyer shall promptly pay or reimburse the Seller to remedy such failure to perform during such period of failure of performance.

             2.9 UK Property. In addition to the terms and conditions hereof, the terms and conditions set forth on Exhibit B shall apply to the sale of the UK Property. At the Closing the Buyer shall pay to the Seller the aggregate of the following sums in connection with the disposal of Unit 4 Aston Way, Middlewich and dealings with Units 1 and 2 Aston Way, Middlewich: (i) the sum of #950 plus VAT in respect of setting up a temporary electricity supply, (ii) the sum of #7,650 plus VAT in respect of the Seller's surveyors fees; and (iii) the sum of #4,000 plus VAT in respect of the Seller's solicitors fees.


             2.10 Intercompany Accounts. Prior to or on the Closing Date, the Seller shall, and shall cause its Affiliates to, eliminate, to the extent legally possible, all intercompany accounts related to the Business between (a) the Seller and Affiliates which are not constituents of the Business and
        (b) the Asset Sellers or the Companies, except for trade payables or receivables related to the provision of goods or services to or by the Business in the Ordinary Course of Business.

        3.   ASSUMPTION OF CERTAIN LIABILITIES.

             3.1 Liabilities Assumed. On the Closing Date, subject to the terms and conditions herein set forth, the Seller shall assign or cause to be assigned to the Buyer, and the Buyer shall assume all liabilities of each Asset Seller of any nature, known or unknown, fixed, accrued, contingent or otherwise, arising out of or relating primarily to the Business, except for the Excluded Liabilities (collectively, the "Assumed Liabilities"). The Assumed Liabilities shall include, without limitation, the U.K. Property Liabilities.

             3.2 Liabilities Not Assumed. The Buyer shall not assume any liabilities or obligations of any Asset Seller of any nature,
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        known or unknown, fixed, contingent or otherwise, arising out of or relating to the following, all of which shall remain obligations of such Asset Seller (the "Excluded Liabilities"):

             (a)  any Environmental Liability;

             (b) any legal suit, action or proceeding of any kind filed and commenced against any Asset Seller prior to the Closing Date, or the commencement of which was, to the Seller's Knowledge, threatened in writing prior to the Closing Date, including, without limitation, those described on Schedule 5.15 or Schedule
        5.19 (regardless of whether or not threatened in writing);

             (c) any and all Taxes with respect to Pre-Closing Periods to the extent the Seller is liable for such Taxes under Section 7.9;

             (d) any overdraft facility, bank credit line or third party indebtedness for money borrowed to the extent not listed on
        Schedule 5.26;

             (e) Subject to Section 7.7(b), (i) any claims against, or liabilities or obligations of or in connection with, any Plans or Foreign Plans not specifically assumed by the Buyer pursuant to this Agreement, (ii) any claims for severance pay, termination pay, redundancy pay, pay in lieu of notice or any other claim for similar compensation or damages relating to the termination of any employee prior to the Closing Date or relating to any Australian employee that does not accept the Buyer's offer of employment given in accordance with Section 7.6(a), (iii) any claims for compensation by any employee for services rendered prior to the Closing Date or (iv) any liability in connection with regulation 11 of the Transfer Regulations; provided that the foregoing clauses (ii) and (iii) shall not include claims for severance, termination or redundancy pay or pay in lieu of notice relating to the termination of any Continuing Employee on or after the Closing Date;

             (f) any product liability claims asserted on or prior to the fifth anniversary of the Closing Date arising out of or related to the sale of any products of the Business prior to the Closing Date to the extent such claims exceed the accruals and reserves therefor on the Closing Balance Sheet;

             (g) liabilities and obligations under Restricted Assets to the extent the Seller does not obtain the consents and waivers necessary to assign, transfer, sublease (subject in the case of the UK Properties to the provisions of Exhibit B) or sublicense such Restricted Assets to the Buyer and the Seller does not provide to the Buyer the benefits of such Restricted Assets pursuant to Section 2.8(b);

             (h) any claim, suit or proceeding relating to the actual or alleged infringement by any of the Asset Sellers of the
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        Proprietary Rights of any third party, which infringement is alleged to have commenced prior to the Closing Date, including, without limitation, any claim, suit or proceeding relating to any of the matters described in Schedule 5.15;

             (i) any liabilities or obligations arising out of or relating to the violation of any Laws and Regulations that occurred prior to the Closing Date;

             (j) the cost of fulfilling any bona fide warranty obligations undertaken by the Asset Sellers with respect to products sold prior to the Closing Date, except to the extent of warranty reserves on the Closing Balance Sheet;

                  (k) liabilities or obligations under foreign currency contracts to which any Asset Seller is a party;

                  (l) any liability of any Asset Seller to the Seller or any of its Affiliates that is not a constituent of the Business, except for trade payables or receivables related to the provision of goods or services to or by the Business in the Ordinary Course of Business;

                  (m) agreements relating to the sale or other disposition of any business or real property prior to the Closing Date save in respect of the U.K. Property Liabilities; and

                  (n) for the avoidance of doubt, any liability or obligation whatsoever of any Asset Seller arising out of or relating to the Excluded Product Lines or the sale of the Excluded Product Lines, including, without limitation, any liability or obligation to any person listed on Schedule 3.2(n), all of whom are employed in the business of the Excluded Product Lines.

             3.3 Documents of Assumption. At the Closing, the assumption of the Assumed Liabilities by the Buyer shall be evidenced by the execution and delivery to the Asset Sellers of instruments of assumption and such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities. After the Closing, the Buyer shall, at the written request of Seller, use reasonable efforts to arrange over time for the substitution of the Buyer for the Seller and its Subsidiaries and Affiliates that are not constituents of the Business on the agreements, obligations and liabilities in respect of the Business which are obligations of the Seller and its Subsidiaries and Affiliates that are not constituents of the Business, including, without limitation, those agreements, obligations and liabilities listed on Schedule 5.26.

             3.4 Risk of Loss. The risk of loss of any of the Assets or the Company Assets shall be the responsibility of the Buyer as of the Closing Date. All casualty or other losses of Assets or
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        Company Assets or to the Business occurring after such time shall be the responsibility of the Buyer, whether or not the Buyer has purchased or obtained any insurance coverage.

        4.   PURCHASE PRICE MATTERS.

             4.1 Post-Closing Adjustment. The amount paid at the Closing pursuant to Section 2.1 shall be subject to adjustment after the Closing Date as follows:

             (a) Within 60 days after the Closing Date, the Seller shall prepare and deliver to the Buyer a consolidated balance sheet of the Business reflecting the assets and liabilities of the Business as of the Closing Date without giving effect to the transactions contemplated by this Agreement, which shall consist only of the Assets (other than the Excluded Assets), the Company Assets, the Assumed Liabilities and the Company Liabilities (the "Draft Closing Balance Sheet"). The Seller shall prepare the Draft Closing Balance Sheet in accordance with English generally accepted accounting principles ("GAAP") and the Accounting Principles and in such detail as the Buyer shall reasonably request. The Draft Closing Balance Sheet shall include appropriate accruals for (x) liabilities of the Business incurred prior to the Closing Date but for which invoices have not been received as of the Closing Date and (y) prepayments in respect of the Business.

             (b) The Buyer shall deliver to the Seller within 60 days after receiving the Draft Closing Balance Sheet a detailed statement describing its objections (if any) thereto. Failure of the Buyer so to object to the Draft Closing Balance Sheet shall constitute acceptance thereof, whereupon the Draft Closing Balance Sheet shall be deemed to be the "Closing Balance Sheet". The Buyer and the Seller shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 30 days after the Seller has received the statement of objections, the Buyer and the Seller shall select an accounting firm mutually acceptable to them (the "Neutral Auditors") to resolve any remaining objections. If the Buyer and the Seller are unable to agree on the choice of Neutral Auditors, they shall select as Neutral Auditors an internationally-recognized accounting firm by lot (after excluding their respective regular independent accounting firms and RPR's regular independent accounting firm). The Draft Closing Balance Sheet shall be adjusted by the Neutral Auditors only to conform to GAAP and the Accounting Principles and, as so adjusted, shall be the Closing Balance Sheet. Such determination by the Neutral Auditors shall be conclusive and binding upon the Buyer and the Seller, absent fraud or manifest error. Notwithstanding anything to the contrary in this Section 4.1, if any objection of Buyer to the Draft Closing Balance Sheet relates to the value given to any real property included within the Assets, and if Buyer and Seller cannot resolve such objection within the period provided in this
        Section 4.1(b), then the value of such real property shall be
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        determined by a nationally (in the country where the property is located) recognized commercial real estate broker designated by the Buyer and Seller (the "Neutral Broker"), rather than by the Neutral Auditors, and as so determined shall be used in the Closing Balance Sheet.

             (c) During the preparation of the Draft Closing Balance Sheet by the Seller and the period of any dispute referred to above, the Buyer shall promptly disclose to the Seller, the Seller's independent accountants and, if applicable, the Neutral Auditors and the Neutral Broker all relevant facts and information, give them full access to books, records, facilities and employees of the Business and cooperate fully with the Seller, the Seller's accountants and, if applicable, the Neutral Auditors and the Neutral Broker in order to prepare the Draft Closing Balance Sheet or the Closing Balance Sheet, as the case may be; provided, however, that any such access shall be allowed only in such manner as not to interfere unreasonably with the operation of the Business.

             (d) The Buyer and the Seller shall share equally the fees and expenses of the Neutral Auditors and the Neutral Broker.

             (e) If the Net Book Value (as defined below) as shown on the Closing Balance Sheet is less than #101,200,000 the Seller shall pay to the Buyer, by wire transfer or other delivery of immediately available funds, within three business days after the date on which the Closing Balance Sheet is finally determined pursuant to this Section 4.1, an amount equal to such deficiency (plus interest thereon from the Closing Date at the rate of the one-month London Interbank Offered Rate in effect from time to time as reported in The Wall Street Journal ("LIBOR") plus 1%). Interest shall be computed for all purposes of this Agreement on a daily basis, with a year being deemed to consist of 365 days. "Net Book Value" shall mean the excess of (A) the combined tangible Assets and Company Assets (other than the Excluded Assets, and other than cash and cash equivalents (collectively, "Cash")) over (B) the combined Assumed Liabilities and Company Liabilities (other than indebtedness for borrowed money (collectively, "Indebtedness")). Indebtedness less Cash shall be referred to herein as "Net Debt".

             (f) If the Net Book Value as shown on the Closing Balance Sheet exceeds #101,200,000, the Buyer shall pay to the Seller, by wire transfer or other delivery of immediately available funds, within three business days after the date on which the Closing Balance Sheet is finally determined pursuant to this Section 4.1, an amount equal to such excess (plus interest thereon from the Closing Date at the rate equal to LIBOR plus 1%).

             (g) In addition to the adjustment in Section 4.1(e) or (f), if Net Debt as shown on the Closing Balance sheet (A) exceeds #23,642,000, the Seller shall pay to the Buyer, by wire transfer or other delivery of immediately available funds, within three
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        business days after the date on which the Closing Balance Sheet is finally determined pursuant to this Section 4.1, an amount equal to such excess (plus interest thereon from the Closing Date at the rate equal to LIBOR plus 1%) or (B) is less than #23,642,000, the Buyer shall pay to the Seller, by wire transfer or other delivery of immediately available funds, within three business days after the date on which the Closing Balance Sheet is finally determined pursuant to this Section 4.1, an amount equal to such deficiency (plus interest thereon from the Closing Date at the rate equal to LIBOR plus 1%).

             4.2 Allocation of Purchase Price. The allocation of the Purchase Price to the shares of the Companies listed on Schedule
        4.2 is as shown on such schedule. The parties shall use reasonable efforts to agree after the Closing on an allocation of the remainder of the Purchase Price (and all other capitalizable costs).

             4.3 Transaction Taxes. Any and all federal, state, county, local or foreign sales, use, value added, excise, stamp, transfer and other taxes not in the nature of income taxes, fees and duties (including any interest, additions to tax and penalties with respect thereto) and any and all transfer, recording or similar fees and charges (collectively, "Transaction Taxes") imposed in connection with the consummation of the transactions contemplated hereunder shall be borne equally by the Buyer and the Seller, provided, however, that this Section
        4.3 shall not apply to any VAT, which shall be borne by the Buyer, subject to Section 7.9(h).

        5.   REPRESENTATIONS AND WARRANTIES BY THE SELLER.

             The Seller, on behalf of itself, each Share Seller and each Asset Seller, represents and warrants to the Buyer as set forth in this Section 5. The Buyer may rely upon the representations and warranties contained herein, notwithstanding any investigation of the Business made by the Buyer prior to the Closing or the knowledge of the officers, directors, stockholders, employees or agents of the Buyer. OTHER THAN AS EXPRESSLY SET FORTH HEREIN, NO ASSET SELLER OR SHARE SELLER MAKES ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES CONTAINED IN THIS SECTION 5 ARE THE ONLY WARRANTIES, EXPRESSED OR IMPLIED, GIVEN WITH RESPECT TO THE BUSINESS.

             5.1 Organization, Good Standing and Qualification. The Seller, each Share Seller, each Asset Seller and each Company is a corporation or other form of limited liability company duly incorporated or otherwise duly organized, validly existing and in good standing (in such jurisdictions where such concept is applicable) under the laws of its respective jurisdiction of incorporation or organization as set forth on Schedule 5.1. Each Share Seller, each Asset Seller and each Company has all requisite corporate power and authority to own or lease its
                                       11
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        properties and carry on its  business as presently conducted.
        Each Asset Seller and each Company is in good standing as a foreign corporation and licensed or qualified to transact business in each jurisdiction in which the nature of the properties owned or leased by it or the business transacted by it requires it to be so licensed or qualified, except those jurisdictions, if any, in which the failure so to qualify would not result in a Material Adverse Effect.

             5.2  Capital Stock and Ownership.

             (a) The total number of shares of capital stock, and the classes and par values thereof, which each Company is authorized to issue, the number of such shares which are issued and outstanding and the number of such outstanding shares owned, directly or indirectly, legally or beneficially by the Seller (or any subsidiary or Affiliate of the Seller, including without limitation, the Share Sellers), the number of shares owned by the other stockholders and the identities of the such stockholders, are as set forth in Schedule 5.2.

             (b) Except as set forth in Schedule 5.2, there are not outstanding any (i) securities of any Company convertible into or exchangeable for any shares of capital stock or other securities of any such Company; (ii) subscriptions, options, warrants or other rights, contingent or otherwise, obligating any
         Company to  issue or purchase or entitling any third party to acquire from any Company any shares of capital stock or  other securities of such Company, other than directors' qualifying shares or shares required to be held by foreign nationals, if any; or (iii) agreements or understandings with respect to the voting, sale, transfer or other restriction on shares of capital stock of any Company to which any Share Seller, any Asset Seller or any Company is a party, other than this Agreement and Permitted Encumbrances.

             (c) The shares of capital stock of each Company that are owned, directly or indirectly, by each Share Seller have been duly authorized and validly issued, are fully paid, non-assessable and free of preemptive rights.

             (d) Each Share Seller holds good title to the Shares being sold by it, free and clear of all Encumbrances other than Permitted Encumbrances. The transfer of the Shares to the Buyer pursuant to this Agreement will vest, subject only to recordation on the books of the respective Companies, in the Buyer good title to the Shares, free and clear of all Encumbrances (other than Permitted Encumbrances), except for any Encumbrances resulting from any action taken or omitted to be taken by Buyer or any of its Subsidiaries or Affiliates.

             (e) Except as set forth in Schedule 5.2, no Company holds any direct or indirect equity interest in any other corporation or other entity, except for another Company.
                                       12
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             5.3  Authority.

             (a) The Seller has all requisite corporate right, power, capacity and authority to enter into, deliver and perform this Agreement, each Share Seller and each Asset Seller has all requisite corporate right, power, capacity and authority to consummate the transactions contemplated hereby; and this Agreement has been, and any agreement, instrument or document executed pursuant to Section 2.6(a) will be as of the Closing Date, duly and validly executed and delivered by the Seller (or each Share Seller or Asset Seller, as applicable) pursuant to all necessary corporate action on the part of the Seller (or each Share Seller or Asset Seller, as applicable).

             (b) This Agreement is, and any agreement, instrument or document executed pursuant to Section 2.6(a) will be as of the Closing Date, legal, valid and binding upon and enforceable against the Seller (or each Share Seller or Asset Seller, as applicable) in accordance with its terms.

             5.4  No Conflict; No Consents or Approvals.

             (a) The execution and delivery by the Seller of this Agreement, the execution and delivery by any Asset Seller or Share Seller of any agreement, instrument or document contemplated hereby, the consummation of the transactions contemplated herein or therein by any Share Seller or any Asset Seller and the compliance by any Share Seller or any Asset Seller with any of the provisions hereof or thereof will not
        (i) conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) (A) the certificate of incorporation or bylaws (or other similar charter or governing documents) of any Share Seller, any Asset Seller or any Company, (B) except as set forth in Schedule 5.4, any contract, understanding, commitment or agreement referred to in Schedule 5.17, except any such violation, breach or default of any such contract, understanding, commitment or agreement which (together with all other such violations, breaches or defaults) would not have a Material Adverse Effect, or (C) any law, statute, ordinance, writ, injunction, decree, rule, regulation or court or administrative order by which any Share Seller, any Asset Seller or any Company (or any of the Assets or the Company Assets) is subject or bound;
        (ii) result in the creation or imposition of, or give any party the right to create or impose, any Encumbrance (other than Permitted Encumbrances) upon any of the Shares, the Assets or the Company Assets, (iii) terminate, modify or cancel, or give any other party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract, understanding, commitment or agreement referred to in
        Schedule 5.17 or (iv) entitle any employee of the Business to any severance or other payment or benefit except as provided by
                                       13
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





        applicable law.

             (b) Except as set forth on Schedule 5.4, no consent or approval of any Governmental Body or waiting period imposed by law is required in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby by any Share Seller, any Asset Seller or any Company.

             (c) No litigation, claim, administrative proceeding or other proceeding or governmental investigation or inquiry is pending or, to the Seller's Knowledge, has been threatened which would  prevent or delay the execution, delivery or performance of this Agreement or the consummation by any Share Seller or any
        Asset Seller of the  transactions contemplated hereby (except for any such litigation, claim, administrative proceeding or other proceeding or governmental investigation or inquiry that also relates to the Buyer's ability to execute, deliver or perform this Agreement or consummate the transactions contemplated hereby).

             (d) To Seller's Knowledge, there are no Restricted Assets as to which the failure to obtain all necessary consents and waivers for the assignment, transfer, sublease or sublicense thereof as of the Closing would have a Material Adverse Effect.

             5.5 Undisclosed Liabilities. To the Seller's Knowledge, no Company or, with respect to the Business, Asset Seller or Share Seller has any liability or obligation of any nature, fixed, contingent, accrued or otherwise, liquidated or unliquidated, and whether due or to become due, except for:

             (a) liabilities and obligations reflected on the Balance Sheet, other than those discharged since the Balance Sheet Date;

             (b) liabilities and obligations incurred in the Ordinary Course of Business since the Balance Sheet Date and that have not been discharged;

             (c) liabilities and obligations under any contract, lease or other agreement to which a Company is a party (except for any liabilities or obligations resulting from any breach thereof by such Company);

             (d) liabilities and obligations under any contract, lease or other agreement which is part of the Assets (except for any liabilities or obligations resulting from any breach thereof by any Asset Seller);

             (e)  the Excluded Liabilities; and

             (f)  the Excluded Company Liabilities.

             5.6  No Termination of Relationships.  To the Seller's
                                       14
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





        Knowledge, the relationship of any material distributor, agent, representative, customer or supplier of the Business will not be terminated or adversely affected as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

             5.7 Financial Statements. Attached hereto as Exhibit C are the Financial Statements. The Financial Statements present fairly the financial condition and results of operations of the Business as of the date and for the period indicated, have been prepared in accordance with GAAP and the Accounting Principles applied on a basis consistent with prior periods, and are consistent with the books and records of the Business. Attached hereto as Exhibit C1 are the Interim Financial Statements. The Interim Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Business as of the date and for the periods presented therein.

               5.8     Tax Matters.  Except as set forth in Schedule 5.8:

             (a) Each Company and, with respect to the Business, each Asset Seller, has accurately prepared and duly and timely filed all material Tax Returns that it was required to file. All such material Tax Returns were correct and complete in all material respects. All material Taxes owed by a Company and, with respect to the Business, any Asset Seller, (whether or not shown on any Tax Return) have been paid when due, other than those for which adequate reserves have been established on the Balance Sheet. No Company is currently the beneficiary of any extension of time within which to file any material Tax Return. No written claim or inquiry with respect to any material amount of Taxes has ever been made by an authority in a jurisdiction where any Company or, with respect to the Business, any Asset Seller, did not file Tax Returns that such Company or, with respect to the Business, such Asset Seller, is or may be subject to any Tax by that jurisdiction. There are no liens or other security interests (other than Permitted Encumbrances) on any of the Assets or the Company Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

             (b) All Taxes of any Company attributable to Tax periods or portions thereof ending on or prior to the Balance Sheet Date, including Taxes that may become payable by any such Company in future periods in respect of any transactions or sales occurring on or prior to the Balance Sheet Date, that have not yet been paid have, in the aggregate, been adequately reflected as a liability on the Balance Sheet in accordance with GAAP consistently applied.

             (c) Without limiting the generality of the foregoing, each Company has withheld or collected and duly paid all material Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to or from any employee,
                                       15
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        independent contractor, creditor, stockholder, or other third party.

             (d) To the Seller's Knowledge, there is no dispute or claim concerning any material Tax liability of any of the Companies pending. Schedule 5.8 lists all income Tax Returns filed with respect to any of the Companies for taxable periods ended on or after December 31, 1990, indicates those Tax Returns that have been audited, and indicates those Tax Returns that are currently the subject of audit. To the Seller's Knowledge, the Seller (or its Affiliate) has delivered or made available to the Buyer (or the Buyer's representative) true and complete copies of the material income, franchise, excise, sales, use, property and employment Tax Returns (or relevant portions thereof) filed by any of the Companies or, with respect to the Business, any Asset Seller, together with all material examination reports (or relevant portions thereof) and statements of deficiencies assessed, proposed in writing to be assessed against, or agreed to with respect thereto by any such Company or, with respect to the Business, such Asset Seller, since January 1, 1988.

             (e) None of the Companies has made a currently effective waiver of any statute of limitations in respect of material Taxes or agreed to any currently effective extension of time with respect to a material Tax assessment or deficiency.

             (f)  None of the Companies has filed a consent under Code
        Section 341(f) concerning collapsible corporations. None of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Code Section 280G. None of the Companies has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the Companies has any liability for any Taxes of any person (other than such Company) under Treas. Reg. S 1.1502-6 (or any similar provision of federal, state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (g) To the Seller's Knowledge, Schedule 5.8 sets forth the following information with respect to each of the Companies as of December 31, 1994: (i) the tax basis of the Company in the Company Assets, and (ii) the amount of any net operating loss carryforward of the Company.

             (h) To the Seller's Knowledge, while an Affiliate of the Seller, none of the Companies is or has ever been: resident for purposes of United Kingdom legislation in the United Kingdom; engaged in any trade or other business within the United Kingdom; in receipt of any income that is or should have been subject to United Kingdom taxation; in the position of having a "tax presence" in the United Kingdom as that expression is understood for the purposes of United Kingdom Laws and Regulations relating
                                       16
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





        to Taxes.

             5.9  Title to Properties.

             (a) The Asset Sellers and Companies are the true and lawful owners of, and have good title to, the Assets and the Company Assets, respectively, in each case free and clear of all Encumbrances other than Permitted Encumbrances. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Sections 10(b)(iii) and (iv), or, where applicable, physical delivery of Assets pursuant to Section 2.6(a), the Buyer will receive all of Seller's title to, and interest in, the Assets and the Company Assets, free and clear of all Encumbrances other than Permitted Encumbrances. In the event of any inconsistency between the representations and warranties in either this Section 5.9 or Section 5.10, and the provisions of any documents, such as deeds, conveying Owned Real Estate in Valencia, California, the representations and warranties in this Agreement shall prevail.

             (b) Other than the Leased Real Estate and equipment held under leases entered into in the Ordinary Course of Business, none of the assets in possession of the Business but owned by third parties is material to the Business.

             5.10 Real Estate. Schedule 5.10 lists and describes the location of all owned real property included in the Assets or the Company Assets. Except as set forth on Schedule 5.10 or Exhibit B, with respect to each parcel of Owned Real Estate:

             (a) the identified owner has good title to such parcel, insurable by a recognized national title insurance company (in the U.S. and such other jurisdictions where the concept of title insurance is applicable) at standard rates, free and clear of all Encumbrances, except for Permitted Encumbrances which do not impair the use, occupancy or value of such parcel as heretofore used by the Seller and its Subsidiaries;

             (b) there are no (i) condemnation proceedings pending or, to the Seller's Knowledge, threatened in writing relating to such parcel, or (ii) litigation or administrative actions pending or, to the Seller's Knowledge, threatened in writing relating to such parcel;

             (c) to the Seller's Knowledge, the legal description for such parcel contained in the deed thereof describes such parcel fully and adequately; the buildings and improvements located thereon are located within the boundary lines of the described parcels of land, are not in violation of current setback requirements, zoning laws and ordinances and do not encroach on any easement which may materially burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land as heretofore used; and such parcel is not subject to any restriction for which any permits or licenses
                                       17
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





        necessary to the use thereof as heretofore used have not been obtained;
             (d) there are no leases, subleases, licenses or agreements granting to any party or parties the right of use or occupancy of any portion of such parcel;

             (e) there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein;

             (f) all facilities located on such parcel are supplied with utilities and other services necessary for the operation of such facilities as heretofore operated, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for their current uses and, to Seller's Knowledge, are in accordance with all applicable Laws and Regulations;

             (g) such parcel has direct access to a public road or access to a public road via an easement benefiting such parcel;

             (h) there is no pending or, to the Seller's Knowledge, any threatened proceeding to change or redefine the zoning classification of all or any portion of the parcel in a manner that would materially interfere with the use of such parcel as heretofore used;

             (i) All of the material buildings and improvements constructed on the parcel are in serviceable condition and repair, subject to ordinary wear and tear, and are free of material construction defects, and all mechanical and utility systems servicing such improvements are in serviceable condition and repair, subject to ordinary wear and tear, and are free of material defects;

             (j) to the Seller's Knowledge, each parcel is an independent unit which does not rely on any facilities (other than the facilities of public utility and water companies) located on any other property (i) to fulfill any zoning, building code or other municipal or governmental requirement;
        (ii) for structural support or the furnishing of any essential building systems or utilities, including but not limited to electric, plumbing, mechanical, heating, ventilating, and air conditioning systems; or (iii) to fulfill the requirements of any lease. To the Seller's Knowledge, no building or other improvement not included in the parcel relies on any part of the parcel to fulfill any zoning, building code or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities. Such parcel is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels; and

             (k)  there are no pending agreements relating to any
        material construction or alteration of any buildings on any
                                       18
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        parcel.

             5.11 Real Property Leases. Schedule 5.11 lists all real property leased or subleased as of the date hereof to a Company or, in the conduct of the Business, to an Asset Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in
        Schedule 5.11. With respect to each lease and sublease of Leased Real Estate:

             (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to each Asset Seller and each Company which is a party thereto;

             (b) except as set forth on Schedule 5.11A or Exhibit B, each lease or sublease to which an Asset Seller is a party is assignable by the Asset Seller to the Buyer without the consent or approval of or any payment to any party, no lease or sublease to which a Company is a party requires any permission or consent upon a change in control of such company, all such leases or subleases (whether the lessee is an Asset Seller or Company) will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such lease or sublease;

             (c) neither any Asset Seller nor any Company is in breach or default in any material respect under any such lease or sublease, and no event has occurred which, with notice and/or lapse of time, would constitute such a breach or default;

             (d) to the Seller's Knowledge, there are no disputes or forbearance programs in effect as to the lease or sublease;

             (e) neither any Asset Seller nor any Company has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

             (f) to the Seller's Knowledge, all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

          (g) with respect to each parcel of Leased Real Estate located in a jurisdiction that recognizes leasehold interests in land as distinct ownership interests (including, without limitation, England and Australia), all of the statements set forth in Section 5.10 are true; and

          (h)     none of such leases or subleases have been capitalized
                                       19
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        on the Balance Sheet.

             5.12 Equipment Leases. Schedule 5.12 contains a list of all equipment leases involving an annual expense per lease in excess of #100,000 to which a Company is a lessee or an Asset Seller is a lessee with respect to a lease which is part of the Assets, and (other than with respect to motor vehicle leases) lists the term of such lease and the rent payable thereunder. With respect to each equipment lease listed in Schedule 5.12:

             (a) the lease is legal, valid, binding, enforceable and in full force and effect with respect to each Asset Seller and each Company which is a party thereto;

             (b) except as set forth in Schedule 5.12A, each lease to which an Asset Seller is a party is assignable by the Asset Seller to the Buyer without the consent or approval of or any payment to any party, no lease or sublease to which a Company is a party requires any permission or consent upon a change in control of such Company, all such leases (whether the lessee is an Asset Seller or Company) will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such lease; and

             (c) neither any Asset Seller nor any Company is in breach or default in any material respect under any such lease, and no event has occurred which, with notice and/or lapse of time, would constitute such a breach or default.

             5.13 Assets Used in the Business. The Assets and the Company Assets are sufficient for the conduct of the Business as heretofore conducted by the Companies and the Asset Sellers.
        The Assets and the Company Assets are in good operating condition and repair (subject to normal wear and tear).

             5.14 Accounts Receivable. All accounts receivable of the Business reflected on the Balance Sheet are valid receivables, arose in the Ordinary Course of Business, are collectible and, to the Seller's Knowledge, are subject to no setoffs or counterclaims, net, in the aggregate, of an applicable reserve for doubtful accounts shown on the Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Business that have arisen since the Balance Sheet Date are valid receivables, arose in the Ordinary Course of Business, are collectible and, to the Seller's Knowledge, are subject to no setoffs or counterclaims net, in the aggregate, of a reserve for doubtful accounts proportionate to that shown on the Balance Sheet.
                                       20
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






             5.15 Intellectual Property.

             (a) Schedule 5.15 contains a list of all of the following that are owned by any Company or, in the conduct of the Business, by any Asset Seller: (i) patents and patent applications; (ii) registered trademarks, registered tradenames and registered service marks and applications therefor; and (iii) registered licenses relating to any of the foregoing. Schedule 5.15 identifies the owner of each item listed thereon and, in the case of registrations and applications, the application or registration number and date.

             (b) The Asset Sellers and the Companies own or have the right to use all Proprietary Rights used in the operation of the Business as heretofore conducted or necessary for the operation of the Business as heretofore conducted (collectively, "Intellectual Property"). Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in  Sections 10(b)(iii) and 10(b)(iv), each item of Intellectual
         Property owned or used by the Asset Sellers and  the Companies in the operation of the Business as of  the Closing will be owned or available for use by the Buyer or the Companies on substantively identical terms and conditions immediately following the Closing, except as otherwise indicated on Schedule
        5.15 or except as such ownership or use is affected by the Shared Intellectual Property Licenses. Each of the Asset Sellers and the Companies has taken reasonable measures to protect the proprietary nature of the Intellectual Property and to maintain in confidence the trade secrets and confidential information that it owns or uses in, and that are material to, the Business. Except as provided in the Shared Intellectual Property Licenses, no other person or entity has any rights to any of the Intellectual Property owned or used by the Asset Sellers or the Companies that is material to the Business, except that the Intellectual Property identified on Schedule 5.15 as licensed to the Companies or, in the conduct of the Business, to the Asset Sellers, is owned by the respective owners identified on
        Schedule 5.15. Except as set forth on Schedule 5.15, to the Seller's Knowledge, no person or entity is infringing, violating or misappropriating any of the Intellectual Property. Except as set forth on Schedule 5.15, no Asset Seller or Company has agreed, except in the Ordinary Course of Business in conjunction with product sales, to indemnify any person or entity for or against any infringement, misappropriation or other conflict with any Intellectual Property.

             (c) Except as set forth on Schedule 5.15, to the Seller's Knowledge, none of the activities or business presently conducted by the Business infringes or violates, or constitutes a misappropriation of, any Proprietary Rights of any other person or entity (including, without limitation, the Seller or any Subsidiary or Affiliate of the Seller). Except as set forth on
        Schedule 5.15, no Company, or, in the conduct of the Business,
                                       21
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        Asset Seller, has received since January 1, 1992, any complaint, claim or notice in writing alleging any such infringement, violation or misappropriation, which complaint, claim or notice has not been resolved to the mutual satisfaction of the parties involved in a manner which involves no future obligations of the Seller.

             (d) Except as set forth on Schedule 5.15A, with respect to each item of Intellectual Property owned by a third party and used by a Company or, in the conduct of the Business, an Asset
        Seller:

             (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Asset Seller or Company which is a party thereto;

             (ii) such license, sublicense or other agreement to which an Asset Seller is a party is assignable by the Asset Seller to the Buyer without the consent or approval of or any payment to any party and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such license, sublicense or other agreement which violation, breach or default (together with all other such violations, breaches or defaults) would have a Material Adverse Effect;

             (iii) neither any Asset Seller or Company nor, to the Seller's Knowledge, any other party is in breach or default under any such license, sublicense or other agreement, and no event has occurred which, with notice and/or lapse of time, would constitute such a breach or default or permit a termination, modification or acceleration thereunder;

             (iv) to the Seller's Knowledge, the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

             (v) no Asset Seller or Company has agreed, except in the Ordinary Course of Business in conjunction with product sales, to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item.

             (e) The disclaimers of warranties contained in the Shared Intellectual Property Licenses shall not affect any of the representations and warranties contained in this Section 5.15.

             5.16 Insurance Policies.

             (a) Schedule 5.16 sets forth a list (including the name of the insurer, the amount of total annual premiums, and the type
                                       22
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





        and amount of coverages) of all material policies of fire, theft, casualty, liability, burglary, fidelity, workers compensation, business interruption, environmental, product liability, automobile and other forms of insurance under which any Company or, with respect to the Business, an Asset Seller, is a named insured or otherwise the beneficiary of coverage.
        Neither any Share Seller, any Asset Seller nor any Company has, with respect to the Business, received any notice from the insurer under any such policy disclaiming coverage, reserving rights with respect to a particular claim or such policy in general, or canceling or materially amending any such policy.

             (b) All premiums due and payable for such insurance policies have been duly paid, and such policies or extensions or renewals thereof in the amounts described will be outstanding and duly in full force without interruption until the Closing  Date.

             5.17 Contracts. Schedule 5.17 contains a list of the following written contracts, understandings, commitments and agreements relating to the Business:

             (a) all contracts, leases, understandings or commitments, whether in the Ordinary Course of Business or not: (i) involving a present or future obligation to purchase, lease or deliver goods or services of an amount or value in excess of #200,000 each; or (ii) which limit or restrict the ability of the Business to compete anywhere in the world; or (iii) which establish a partnership or joint venture;

             (b) all bonus, incentive or deferred compensation arrangements relating to the Business, all profit sharing, pension, multi-employer pension, vacation, group insurance or employee welfare plans or other similar plans or fringe benefits which could result in a cost to the Business of more than #100,000 per annum;

             (c) all collective bargaining agreements or other contracts or commitments to or with any labor union, employee representative or group of employees, and the Seller has made available to the Buyer all employment manuals, booklets and the like setting forth the terms of employment and labor policies and practices (whether or not legally binding) that are of general application to employees or employees of a certain type of the Business or of any section or part of the Business;

             (d) any changes since February 1, 1995 to each employment contract, and to each other contract, agreement or commitment to or with an individual employee, agent, representative or consultant for a remuneration which exceeds or will exceed in accordance with its terms #50,000 per annum or which cannot be terminated at any time without liability to the employer, upon no more than six months notice;

             (e)  any arrangement under which any Company or, in the
                                       23
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        conduct of the Business, any Asset Seller, has created, incurred, assumed or guaranteed indebtedness for borrowed money involving more than #200,000;

             (f) each sales representative, distributorship or other agreement providing for the distribution or marketing of products (i) under which revenue to the Business during its year ended December 31, 1995 exceeded #200,000 or (ii) which is not terminable by the constituent of the Business which is a party thereto without penalty or breach upon no more than six months prior notice to the other party thereto;

             (g) any agreement concluded within the past five years relating to the acquisition or disposition of significant assets, businesses or companies other than in the Ordinary Course of Business (whether by sale of assets, sale of stock, merger or otherwise);

             (h) any other arrangement under which the consequences of a default or termination would have a Material Adverse Effect, or which gives or could give any other party thereto the right to cause the transactions contemplated by this Agreement to be rescinded following consummation, or which involves more than #300,000 in the aggregate; and

             (i) any agreement, other than the Shared Intellectual Property Licenses, with any purchaser of the Excluded Product Lines under which the Buyer, the Parent or any Company could have any liability or obligation after the Closing Date.

             The Seller has delivered or made available to the Buyer a correct and complete copy of (i) each written arrangement (as amended to date) listed in Schedule 5.17 and (ii) a list as of December 31, 1995 of each employment contract, and each other contract, agreement or commitment to or with an individual employee, agent, representative or consultant for a remuneration which exceeds or will exceed in accordance with its terms #50,000 per annum or which cannot be terminated at any time without liability to the employer, upon no more than six months notice. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect with respect to each Asset Seller and Company which is a party thereto and, to the Seller's Knowledge, with respect to every other party thereto; (ii) each written arrangement to which an Asset Seller is a party is assignable by the Asset Seller to the Buyer without the consent or approval of or any payment to any party (except as set forth in Schedule 5.17A), and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such written arrangement which violation, breach or default (together with all other such violations, breaches or defaults) would have a Material Adverse
                                       24
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





        Effect; and (iii) neither any Asset Seller or Company nor, to the Seller's Knowledge, any other party thereto is in breach or default, and no event has occurred which, with notice and/or lapse of time, would constitute such a breach or default or permit a termination, modification or acceleration, under the written arrangement, which breach or default would have a Material Adverse Effect. No Asset Seller or Company is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in
        Schedule 5.17 under the terms of this Section 5.17. Assuming Seller's shares were still listed on the London Stock Exchange, none of the contracts, understandings, commitments and agreements listed on Schedule 5.17 is (or would be if entered into today and if the Seller's only business were the Business and the Seller's only assets were the Shares and the Assets): such as to require an announcement as a Super Class 1 transaction under Chapter 10 of the London Stock Exchange Listing Rules (the "Yellow Book"); or a material contract not entered into in the ordinary course of business under paragraph 6.C.20 of the Yellow Book.

             5.18 Inventory. The value of the inventory as stated on the Balance Sheet reflects the lower of cost or market for such inventory as applied in accordance with GAAP and the Accounting
        Principles.   All inventory  reflected on the Balance Sheet
        consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for scrap, excess or obsolete items and items that are of below-standard quality or broken before completion of final manufacture, all of which have been written-off or written-down to net realizable value on the Balance Sheet. For purposes of the preceding sentence, "excess" inventory means inventory that is not saleable within 12 months after the date of the Balance Sheet. All inventory of the Business purchased since the Balance Sheet Date consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for scrap, excess or obsolete items and items that are of below-standard quality or are broken before completion of final manufacture, all of which have been written-off or written-down to net realizable value on the books of the Business.

             5.19 Litigation. Schedule 5.19 describes all suits, actions, proceedings, investigations, inquiries, claims, complaints and accusations pending or, to the Seller's Knowledge, threatened in writing against the Business, the Assets, the Company Assets or the Shares and to which any Asset Seller or Company is or would be a party, in any court or before any industrial tribunal or arbitration panel of any kind or before or by any federal, provincial, state, local, foreign, regulatory or other government, governmental agency, department, commission, board, bureau, instrumentality, authority or body ("Governmental Body"). There is no outstanding (i) injunction, decree, judgment, award, fine or penalty by any court, arbitration panel, industrial tribunal or Governmental Body
                                       25
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





        against or affecting the Business, the Assets, the Company Assets or the Shares or (ii) writ or order of any such entity against or affecting the Business, the Assets, the Company Assets or the Shares which would have a Material Adverse Effect.

             5.20 Compliance with Law.  Except as set forth in
        Schedule 5.20, (a) each Company and, with respect to the Business, each Asset Seller and Share Seller has complied, in all material respects, and is in compliance, in all material respects, with all U.S. and foreign laws (including without limitation the U.S. Foreign Corrupt Practices Act and the U.S. Occupational Safety and Health Act and regulations thereunder), rules, decrees, regulations, ordinances and orders ("Laws and Regulations") that affect or relate to this Agreement, the transactions contemplated hereby or the conduct of the Business, the Assets, the Company Assets or the Shares; (b) each Share Seller, each Asset Seller and each Company has filed with the proper authorities all material statements and reports required by all applicable Laws and Regulations relating to the Business, the Assets, the Company Assets or the Shares; (c) none of the Share Sellers, Asset Sellers or Companies has received notice or inquiry relating to any actual or alleged violation of any material Laws and Regulations relating to the Business, the Assets, the Company Assets or the Shares and (d) no Company or, with respect to the Business, Asset Seller is party to any agreement or arrangement (whether or not intended to be legally binding) or is in the pursuit of any course of conduct which is registrable under the United Kingdom Restrictive Trade Practices Acts 1976 and 1977 or prohibited by or capable of giving rise to an investigation by the United Kingdom Director-General of Fair Trading or a reference to the United Kingdom Monopolies and Mergers Commission or is in material contravention or breach of any of the following European Union or United Kingdom Laws and
        Regulations: The Treaty of Rome 1957; the Fair Trading Act 1973; the Consumer Credit Act 1974; the Health and Safety at Work etc. Act 1974; the Trade Descriptions Acts 1968 and 1972; the Restrictive Trade Practices Act 1976 and 1977; the Competition Act 1980; the Data Protection Act 1984 or any regulations, orders, notices or directions made under any of the foregoing.

             5.21 Absence of Subsequent Actions.  Except as set forth in
         Schedule 5.21, since the Balance Sheet Date, no Company or, with respect to the Business, Asset Seller, has:

             (a) incurred any liability, including without limitation any liability for or in respect of borrowed money, in excess of #200,000 in the aggregate, except current liabilities incurred, and liabilities under contracts entered into, in the Ordinary Course of Business;

             (b) purchased any shares of capital stock or other equity securities of any party unaffiliated with the Seller;

             (c) mortgaged, pledged or subjected to any material claim
                                       26
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





        any portion of its assets, tangible or intangible, other than Permitted Encumbrances;

             (d) acquired or sold, assigned, transferred or otherwise disposed of a material amount of tangible assets, except in each case in the Ordinary Course of Business or as contemplated by
        Section 2.5;

             (e) sold, assigned, licensed, sublicensed or transferred any material Intellectual Property, except for licenses of Intellectual Property in the Ordinary Course of Business in conjunction with product sales;

             (f) made any single capital expenditure or commitment therefor in excess of #200,000;

             (g) suffered any non-operating loss in excess of #100,000;

             (h) made any change in compensation of any director or executive officer (or employee of similar station) except for increases which are in the Ordinary Course of Business;

             (i) changed its credit policy as to sale of inventories or collection of receivables;

             (j) decreased in any material respect expenditures with respect to promotion and advertising or maintenance and repairs;

             (k) entered into any joint venture, partnership or similar arrangement;

             (l) amended, modified or terminated any contract, understanding, commitment or agreement referred to in
        Schedule 5.17 other than in the Ordinary Course of Business, except for any such item that terminated in accordance with its terms;

             (m) authorized or issued any recall notice for any of its products or initiated any safety inquiry or investigation other than in the Ordinary Course of Business;

             (n) received notice of any warranty claim (other than in the Ordinary Course of Business) or any products liability claim;

             (o) experienced any material reduction in the rate of, or gross margins associated with, firm bookings or orders for the products and services of the Business, or any material deterioration in the backlog level of the Business;

             (p) changed its accounting methods, principles or practices other than as required by GAAP;

             (q) taken any of the other actions set forth in
        Section 7.1(a); or
                                       27
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






             (r) agreed to do any of the things listed in clauses (a) through (q) of this Section 5.21.

             5.22 No Material Adverse Change. Since the Balance Sheet Date, there has not been any material adverse change in the business, results of operations or prospects of the Business as heretofore conducted.

             5.23 Labor Matters.

             (a)  The Seller has provided to the Buyer a list of all
        employees of the Business as of December 31, 1995.   To the
        Seller's Knowledge, except as listed on Schedule 5.23A, no employee of any Company and no employee of any Asset Seller employed in the Business has any plans to terminate employment (other than for the purpose of accepting employment with the Buyer following the Closing). Except as set forth in
        Schedule 5.23, no Company or, in the conduct of the Business, Asset Seller, has, since December 31, 1992, experienced any strikes, material grievances, material claims of unfair labor practices or other collective bargaining disputes. To the Seller's Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to any employees of the Business.

             (b) With respect to the Companies and, in the conduct of the Business, the Asset Sellers, there are not in existence and, to the Seller's Knowledge, there are not threatened any material
        (i) work stoppages or strikes, (ii) grievance, arbitration proceedings or proceedings before any industrial tribunal arising out of collective bargaining agreements, national labor union agreements or otherwise covering employees of the Business, or (iii) unfair labor practice complaints.

             (c) No Asset Seller or Company recognizes (expressly or impliedly) any trade union. No claims are being made by any trade union for recognition and no claim for recognition of which Seller has received written notice has been referred to the United Kingdom Advisory Conciliation & Arbitration Service or to the United Kingdom Central Arbitration Committee.

             (d) Except for statements made to employees' representatives in connection with its obligations under Regulation 10 of the Transfer Regulations, full details of which have been provided to Buyer, the Seller has not made any representations or statements to any of its employees or any employee engaged in the Business in any way connected with or concerning employment with the Buyer or any of the Buyer's Affiliates which representation or statement conflicts with, or is additional to, the terms of this Agreement.

             (e) Except as set forth on Schedule 5.23, there are no requirements or arrangements (whether or not intended to be
                                       28
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        legally binding) on the part of any Asset Seller or Company to pay any employee of the Business any sums on redundancy other than under any applicable Laws and Regulations.

          (f) The Seller has transferred all of its employees that are employed in the business of the Excluded Product Lines to the Seller's Tudor Road and Floats Road facilities.

        5.24 U.S. Employee Benefit Plans.

             (a) Schedule 5.24 lists all employee benefit plans (as defined in Section 3(3) of ERISA), and all compensation plans, agreements or arrangements, including without limitation insurance coverage, disability benefits, bonus, deferred compensation, incentive compensation, severance or termination pay, post-retirement compensation, change in control compensation, death benefit, stock purchase, phantom stock, stock appreciation and stock option plans or arrangements and vacation, which obligate, or may reasonably be expected to obligate, the Business to provide a value of more than # 100,000 annually, maintained or contributed to by or on behalf of the Asset Sellers, the Share Sellers or the Companies applicable to employees of the Business employed in the U.S. (the "Plans"). The Fisons Instruments Savings Incentive Plan including the related trust (the "Savings Plan") has received a favorable determination letter from the IRS and, to the Seller's Knowledge, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. Each of the Plans has been administered in compliance with its terms and the requirements of all applicable Laws and Regulations, including without limitation ERISA and the Code, and all required contributions to each Plan have been made, in each case, except where the failure to do so would not have a Material Adverse Effect. The Seller has heretofore delivered or made available to the Buyer true and complete copies of all of the Plans and, where applicable, related trusts and contracts, including all amendments.

             (b) Except as described in Schedule 5.24, there are no inquiries or investigations by the IRS, the U.S. Department of Labor, no termination proceedings and no actions, suits or claims (other than claims for benefits in the Ordinary Course of Business) pending or, to the Seller's Knowledge, threatened against the Savings Plan (or any Company, Share Seller or Asset Seller with respect thereto) or the assets thereof which would have a Material Adverse Effect.

             (c) No Company has ever maintained an employee benefit plan subject to Section 412 of the Code or Title IV of ERISA.

             (d) Neither any Asset Seller, any Share Seller, any Company nor any ERISA Affiliate contributes to, has within the past five years had an obligation to contribute to, or is subject to a liability to, a "multi-employer plan" as defined in
                                       29
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        Section 4001(a)(3) of  ERISA.

             (e) Except as set forth in Schedule 5.24, there are no unfunded obligations under any Plan providing benefits after termination of employment to any employee or former employee of the Business (or to any beneficiary of any such employee or former employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

             (f) Except as set forth in Schedule 5.24, no act or omission has occurred and no condition exists with respect to any employee benefit plan maintained by any Asset Seller, any Share Seller, any Company or any ERISA Affiliate that would subject any Company or the Assets to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code, in each case, that would have a Material Adverse Effect.

             (g) Schedules 5.24 and 5.25 disclose each: (i) agreement, plan or arrangement under which any person may receive payments from a Company or from any Share Seller or Asset Seller with respect to any employee of the Business, that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under
        Section 280G of the Code; and (ii) agreement or plan binding any Company or, with respect to any employee of the Business, any Share Seller or Asset Seller, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

             5.25 Foreign Employee Benefit Plans.  Schedule 5.25 lists
        (i) each retirement plan that is not statutorily required (disregarding for this purpose the United Kingdom Statutory requirement for any contracted-out schemes to provide guaranteed minimum pensions under the United Kingdom Pension Schemes Act
        1993) that is maintained or contributed to by or on behalf of any Asset Seller, Share Seller or Company applicable to employees of the Business located outside of the U.S. (a "Foreign Retirement Plan") and (ii) each welfare benefit plan that is not required by statute or applicable national industry-wide agreement maintained or contributed to by or on behalf of any Asset Seller, Share Seller or Company applicable to employees of the Business located outside of the U.S. and which, in the case of clause (ii), obligates or may reasonably be expected to obligate the Business to provide a value of more than #100,000 annually (a "Foreign
        Welfare Plan").   Except as set forth in Schedule 5.25, each such
        Foreign Retirement  Plan and Foreign Welfare Plan (collectively,
                                       30
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





        the "Foreign Plans") is fully funded, has been administered, in all material respects, in compliance with its terms and the requirements of all applicable Laws and Regulations (including, without limitation, Article 119 of the Treaty of Rome), and all required contributions to each Foreign Plan have been made. The books and records of the Companies and, with respect to the Business, the Asset Sellers, accurately reflect the obligations and liabilities of the Companies and the Asset Sellers under the Foreign Plans. The Seller has heretofore delivered to the Buyer true and complete copies of all of the written Foreign Plans and written summaries of the oral Foreign Plans and, where applicable, related trusts and contracts, including all amendments. There are no inquiries or investigations by any foreign Governmental Body, no termination proceedings and no actions, suits or claims (other than claims for benefits) pending or, to the Seller's Knowledge, threatened against any Foreign Plan (or any Company, Share Seller or Asset Seller with respect thereto) or the assets thereof. Except as set forth in
        Schedule 5.25, there are no unfunded obligations under any Foreign Plan providing benefits after termination of employment to any employee or former employee of the Business (or to any beneficiary of any such employee or former employee), including but not limited to retiree health coverage and deferred compensation, but excluding insurance conversion privileges under applicable foreign law. No Foreign Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees of the Business by its terms prohibits the amendment or termination of any such Foreign Plan. All reports, forms and other documents required to be filed or advisable to be filed with any governmental entity with respect to each Foreign Plan have been timely filed and are complete and accurate in all material respects.

             5.26 Indebtedness and Guaranties. Schedule 5.26 sets forth a true and complete list (indicating the obligor, the beneficiary, the amount and the date of maturity or expiration), including the names of the parties thereto, of all debt instruments, loan agreements, indentures, guaranties or other written obligations which relate to (i) indebtedness for borrowed money or (ii) money loaned to others, provided that the Seller shall not be required to list any such obligations which
        (a) include less than #100,000 or (b) are general corporate obligations of the Seller, which are not secured by any of the Assets, the Company Assets or the Shares and which do not constitute an Assumed Liability or Company Liability. All of the aforesaid items were entered into in the Ordinary Course of Business, are valid and binding, in full force and effect and are enforceable in accordance with their respective terms; there exists no breach or default, or any event which with notice or lapse of time or both, would constitute a breach or default by any party thereto; and there are no prepayment penalties associated therewith.

                                       31
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             5.27 Product Warranty.  The standard terms and conditions of sale or lease of each Division, Business Seller and Company have been provided by the Seller to the Buyer.

             5.28 Environmental Matters.

             (a) Except as set forth in Schedule 5.28, each Share Seller, each Asset Seller and each Company is in compliance in all material respects with all Environmental Laws applicable to
        the Business.   Except as set forth in  Schedule 5.28, there is
        no pending or, to the Seller's Knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Body under any Environmental Law involving or relating to the Business. For purposes of this Agreement, "Environmental Law" means any federal, state, foreign or local law or statute, or any rule or regulation implementing such law or statute, in each case existing and in effect on the date hereof relating to pollution or protection of the environment, including without limitation any statute or regulation pertaining to (i) treatment, storage, disposal, generation or transportation of Materials of Environmental Concern; (ii) air, water and noise pollution;
        (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) above ground or underground storage tanks, vessels and containers;
        (vii) abandoned, disposed or discarded barrels, tanks, vessels, containers and other closed receptacles; and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Materials of Environmental Concern. As used herein, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980, as amended ("CERCLA").

             (b) Except as set forth in Schedule 5.28, to the Seller's Knowledge, there has been no release of any Materials of Environmental Concern in amounts above reportable quantities under applicable Environmental Laws into the environment at any parcel of real property or any facility (i) currently owned or operated by any Share Seller or any Asset Seller relating to the Business, (ii) currently owned or operated by any Company, (iii) formerly owned, operated or controlled by any Share Seller or any Asset Seller in the conduct of the Business during the period of its ownership, operation or control or (iv) formerly owned, operated or controlled by any Company during the period of its ownership, operation or control, that, in each case, would have a
        Material Adverse Effect.   For purposes of this Agreement,
        "Materials of  Environmental Concern" means any pollutants or
                                       32
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        contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act of 1976, as amended), radioactive materials, toxic materials, oil or petroleum and petroleum products.

             (c) To the Seller's Knowledge, set forth in Schedule 5.28 is a list of all environmental reports, investigations and audits relating to premises (i) currently owned or operated by any Share Seller or any Asset Seller in the conduct of the Business or (ii) currently owned or operated by any Company, in each of the foregoing cases whether conducted by or on behalf of any Share Seller, Asset Seller, any Company or a third party, and whether done at the initiative of the Seller, any Share Seller, any Asset Seller or any Company or directed by a Governmental
        Body or other third party.   Copies of each such report, or the
        results of each such report, investigation or audit in the possession of any Asset Seller, Share Seller or Company, have been provided or made available to the Buyer (except that only summaries of the results of statistical information resulting from physical monitoring or testing have been provided to the Buyer).

             (d) The Seller has provided or made available to the Buyer a list of, to the Seller's Knowledge, all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by any Share Seller or any Asset Seller in the conduct of the Business since January 1, 1980
        or by any Company at any time.   Neither any Share Seller, any
        Asset Seller nor any Company has received written notice of any liability under any Environmental Law of any such transporter or facility which would have a Material Adverse Effect.

             (e) Without limiting the generality of the foregoing paragraphs of this Section 5.28, none of the Companies or, with respect to the Business, the Asset Sellers or Share Sellers is, except as set forth in Schedule 5.28, in violation in any material respect of any of the following United Kingdom Laws and
        Regulations: the Clean Air Acts 1956 and 1968; the Control of Pollution Act 1974; the Health and Safety at Work etc. Act 1974; the Water Act 1989; and the Environmental Protection Act 1990; and all statutory instruments, regulations and orders made under each of the foregoing.

             (f) To the Seller's Knowledge, none of the Companies or, with respect to the Business, Asset Sellers or Share Sellers produces or uses any substances, or uses any processes in the manufacture or processing of its products, which are currently proscribed by the United Kingdom Secretary of State for the Environment, the United Kingdom Inspectorate of Pollution, the United Kingdom National Rivers Authority or any United Kingdom local authority under any applicable Environmental Law.

             5.29 Permits.  The Companies, Asset Sellers and Share
                                       33
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        Sellers currently hold all permits that are required for the operation of the Companies as heretofore operated or for the conduct of the Business as heretofore conducted, except for any such permits the failure to hold which would not have a Material Adverse Effect (all of such permits being referred to herein as "Material Permits"). Each Material Permit is in full force and effect and no suspension or cancellation of such Permit has been, to the Seller's Knowledge, threatened in writing. Except as set forth in Schedule 5.29, each such Material Permit held by an Asset Seller is assignable by the Asset Seller to the Buyer without the consent or approval of or any payment to any party, all such Material Permits (whether held by an Asset Seller or Company) will continue to be in full force and effect immediately following the Closing in accordance in all substantive respects with the terms thereof as in effect immediately prior to the Closing, and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such Material Permit. To the Seller's Knowledge, there is no proposed or contemplated change in the terms of any Material Permit.

             5.30 Certain Business Relationships.  Except as set forth on
        Schedule 5.30, no Affiliate of the Seller (other than any Asset Seller, Share Seller or Company) (a) owns any property or right, tangible or intangible, which is necessary to operate the Business or is reflected on the Balance Sheet, (b) has any claim or cause of action against the Assets, any Company or any Company Assets other than with respect to receivables related to the provision of goods or services to the Business in the Ordinary Course of Business, or (c) other than with respect to trade payables related to the provision of goods or services by the Business in the Ordinary Course of Business, owes any money to any Company or, in connection with the Business, to any Asset Seller.

             5.31 Books and Records. The books, records, accounts, ledgers and files of each Asset Seller with respect to the Business and each Company are accurate and complete in all material respects and have been maintained in accordance with good business and bookkeeping practices in all material respects. The minute books and other similar records of each Company of actions taken at any meetings of such Company's stockholders, Board of Directors, Managing Board, Supervisory Board or any committee thereof and of all written consents executed in lieu of the holding of any such meeting are true and complete in all material respects. The stock certificate books, stock ledgers and/or share registers of each Company are complete and correct in all material respects.

             5.32 Customers and Suppliers. No unfilled customer orders or commitments obligating any Division, Business Seller or Company to process, manufacture or deliver products or perform
                                       34
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





        services, which orders or commitments are material, individually or in the aggregate, to the Business will result in a material loss to the Business upon completion of performance. To the Sellers' Knowledge, no purchase orders or commitments of any Division, Business Seller or Company, which orders or commitments are material, individually or in the aggregate, to the Business are materially in excess of normal requirements of the Business, nor are prices provided therein materially in excess of current market prices for the products or services to be provided thereunder. No material supplier of the Business has indicated within the past year that it will stop, or materially decrease the rate of, supplying materials, products, or services to the Business and no material customer of the Business has indicated within the past year that it will stop, or materially decrease the rate of, buying materials, products or services from the Business. Schedule 5.32 sets forth a list of (a) each customer that accounted for more than 1% of the combined revenues of the Business during the 1995 fiscal year and
        (b) each supplier that is the sole supplier of any significant product or component to the Business. Except as set forth on
        Schedule 5.32, there are no suppliers to the Business of significant goods or services with respect to which practical alternative sources of supply, or comparable products, are not available on comparable terms and conditions.

             5.33 Government Contracts. No Division, Business Seller or Company is, or since December 31, 1992 has been, suspended or debarred from bidding on contracts or subcontracts with any Governmental Body; no such suspension or debarment has been initiated or, to the Seller's Knowledge, threatened in writing; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment (assuming that no such suspension or debarment will result solely from the identity of the Buyer). Except as set forth on
        Schedule 5.33, no Division, Business Seller or Company has, since December 31, 1992, been audited or investigated or is now being audited or, to the Seller's Knowledge, has been threatened in writing with an investigation by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. Governmental Body, any similar agencies or instrumentalities of any foreign Governmental Body, or any prime contractor with a Governmental Body nor, to the Seller's Knowledge, has any such audit or investigation been threatened in writing. To the Seller's Knowledge, there is no valid basis for (a) the suspension or debarment of any Division, Business Seller or Company from bidding on contracts or subcontracts with any Governmental Body or (b) any claim pursuant to any audit by any Governmental Body in connection with any contracts or subcontracts relating to the provision of products or services to or for the benefit of a Governmental Body. Except as set forth on Schedule 5.33, no Division, Business Seller or Company has any agreements, contracts or commitments which require it to obtain or maintain
                                       35
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





        a security clearance with any Governmental Body.

             5.34 Recalls. To the Seller's Knowledge, there is no basis for the recall, withdrawal or suspension of any approval by any Governmental Body with respect to any product or service sold by the Business. None of the products or services of the Business is subject to any recall proceedings and, to the Seller's Knowledge, no such proceedings have been threatened in writing. Since January 1, 1990 no product or service of the Business has been recalled.

             5.35 Broker's or Finder's Fees. The Seller has no knowledge of, and has taken no action which would give rise to, any claim (or the reasonable basis therefor) for a broker's or finder's fee to be paid by the Buyer or the Parent in connection with the consummation of the transactions contemplated hereby.

             5.36 Sale of Excluded Product Lines. The Seller has completed the sale of the Excluded Product Lines.

             5.37 Disclosure. No statement contained in the Schedules contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make such statements not misleading.

        6.   REPRESENTATIONS AND WARRANTIES BY THE BUYER.

             Each of the Parent and the Buyer, jointly and severally, represents and warrants to the Seller as set forth in this
        Section 6. The Seller may rely upon the representations and warranties contained herein, notwithstanding any investigation of the Buyer or the Parent made by the Seller prior to the Closing or the knowledge of the officers, directors, stockholders, employees or agents of the Seller.

             6.1 Organization and Good Standing. Each of the Parent and the Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. As of the Closing Date, each Designated Transferee of the Buyer will be a corporation duly incorporated and validly existing and, where such concept exists will, be in good standing under the laws of its jurisdiction of incorporation.

             6.2  Authority.

             (a) Each of the Parent and the Buyer has all requisite corporate right, power, capacity and authority to enter into, deliver and perform this Agreement and each of the Parent and the Buyer has, and each Designated Transferee as of the Closing Date will have, all requisite right, power, capacity and authority to
        consummate the transactions contemplated hereby.   This Agreement
        has been, and any agreement, instrument or document executed pursuant to Section 3.3 will be as of the Closing Date, duly and
                                       36
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





        validly executed and delivered by each of the Buyer and the Parent, pursuant to all necessary corporate action on the part of each of the Buyer and the Parent.

             (b) This Agreement is legal, valid and binding upon and enforceable against each of the Parent and the Buyer in accordance with its terms.

             6.3  No Conflict; No Consents or Approvals.

             (a) The execution and delivery by each of the Parent and the Buyer of this Agreement, the execution and delivery by the Parent and the Buyer of any agreement, instrument or document contemplated hereby, the consummation of the transactions contemplated herein or therein by each of the Parent and the Buyer and the compliance by each of the Parent and the Buyer with any of the provisions hereof will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) (i) the certificate of incorporation or bylaws (or other similar charter or governing documents) of the Parent or the Buyer or any Designated Transferee, (ii) any material contract, agreement, indenture, note, license or other instrument or obligation of the Parent or the Buyer or any Designated Transferee or (iii) any law, statute, ordinance, writ, injunction, decree, rule, regulation or court or administrative order by which the Parent or the Buyer or any Designated Transferee (or any of the properties or assets of the Parent, the Buyer or any Designated Transferee) is subject or bound.

             (b) Except as set forth on Schedule 6.3, no consent or approval of any Governmental Body or waiting period imposed by law is required in connection with the execution, delivery or performance of this Agreement by the Parent or the Buyer and the consummation of the transactions contemplated hereby by the Parent , the Buyer or any Designated Transferee.

             (c) No litigation, claim, administrative proceeding or other proceeding or governmental investigation or inquiry is pending or, to the actual knowledge of any executive officer of the Buyer or the Parent after reasonable inquiry, has been threatened which would prevent or delay the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Parent, the Buyer or any Designated Transferee (except for any such litigation, claim, administrative proceeding or other proceeding or governmental investigation or inquiry that also relates to the Seller's ability to execute, deliver or perform this Agreement or consummate the transactions contemplated hereby).

             6.4 Broker's or Finder's Fees. The Buyer has no knowledge of, and has taken no action which would give rise to, any claim (or the reasonable basis therefor) for a broker's or finder's fee
                                       37
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





        to be paid by any Asset Seller, any Share Seller or any Company in connection with the consummation of the transactions contemplated hereby.

             6.5 Solvency of Buyer. On the Closing Date upon consummation of the transactions contemplated hereby, the Buyer will be solvent and will have adequate working capital to pay, discharge or perform the Assumed Liabilities as such become due and payable.

             6.6 No Additional Warranties. Except for the express representations, warranties and undertakings of the Asset Sellers and Share Sellers in this Agreement, the Buyer is relying for purposes of acquiring the Business upon its own independent investigation and examination, and not upon any other representation, warranty, covenant or agreement of any Asset Seller or any Share Seller, whether express or implied.

             6.7 Investment Intent. The Buyer is acquiring the Shares not with a view to, for resale in connection with, or with an intent to participate, directly or indirectly, in, any distribution of such securities within the meaning of foreign, federal or state securities laws, if applicable.

        7.   OTHER AGREEMENTS.

             7.1  Conduct of Business.

             (a) Except to the extent waived or consented to in writing by the Buyer, during the period from the date of this Agreement to the Closing, the Seller shall, and shall cause each Share Seller, each Asset Seller and each Company to, conduct the Business only in the Ordinary Course of Business and in compliance with all applicable Laws and Regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact the current business organization of the Business, keep the physical assets of the Business in serviceable condition, keep available the services of the current officers and employees of the Business and preserve the relationships of the Business with customers, suppliers and others having business dealings with the Business. Without limiting the generality of the foregoing, prior to the Closing, without the written consent of the Buyer, the Seller shall not, and shall cause each Share Seller, each Asset Seller and each Company not to, with respect to the Business:

             (i) acquire, sell, lease, encumber or dispose of any assets or any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof, other than purchases and sales of assets in the Ordinary Course of Business;

             (ii) except in the Ordinary Course of Business: (A) create, incur or assume any debt not currently outstanding (including
                                       38
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





        obligations in respect of capital leases); (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or (C) make any loans, advances or capital contributions to, or investments in, any other person;

             (iii) enter into, adopt or amend any Plan or Foreign Plan or any employment or severance agreement or arrangement of the type described in Section 5.24(i) (other than such amendments as are required to comply with applicable law) or increase in any manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Plan or Foreign Plan or, except in the Ordinary Course of Business, hire any new employees or consultants;

             (iv) change its accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

             (v) mortgage or pledge any of its property or assets relating to the Business or subject any such assets to any Encumbrance other than Permitted Encumbrances;

             (vi) sell, assign, transfer or license any Intellectual Property, except for licenses of Intellectual Property in the Ordinary Course of Business in conjunction with product sales;

             (vii) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement listed on
        Schedule 5.17 or any Material Permit;

             (viii) make or commit to make any capital expenditure in excess of #500,000; or

             (ix) take any action or fail to take any reasonable action permitted by this Agreement if such action or failure to take action would result in (a) any of the representations and warranties of the Seller set forth in this Agreement becoming untrue in any material respect or (b) any of the conditions to the Closing set forth in Section 8 not being satisfied.

             (b) The Seller shall promptly notify the Buyer of any lawsuits, claims, proceedings, investigations or inquiries against the Business, any Share Seller, any Asset Seller or any Company or their respective stockholders, officers or directors between the date of this Agreement and the Closing Date which
        (i) to the Seller's Knowledge, are commenced or threatened and may affect the transactions contemplated by this Agreement or
        (ii) to the Seller's Knowledge, are commenced or threatened in writing and may have a Material Adverse Effect.

                                       39
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             (c)  During the period from the date of this Agreement to
        the Closing, the Seller shall, and shall cause each Share Seller, Asset Seller and Company to, (i) accept customer orders in the Ordinary Course of Business, and (ii) cooperate with the Buyer in communicating with suppliers and customers to accomplish the transfer of the Assets to and the purchase of the Business by the Buyer on the Closing Date.

             7.2 Full Access and Supplying of Information. Prior to the Closing, the Seller shall (and shall cause each Share Seller, each Asset Seller and each Company to) permit representatives of the Buyer to have full access to all premises, properties, financial, tax and accounting records, contracts, other records and documents and personnel of or pertaining to the Business; provided, however, that such access shall be allowed only during normal business hours, with reasonable advance notice and in such manner as not to interfere unreasonably with the normal business operations of the Business. Prior to the Closing, the Seller shall also furnish to the Buyer or its representatives such information as the Buyer may reasonably request in connection with any review, investigation or examination of the books and records, accounts, contracts, properties, assets, operations and facilities of or relating to the Business. In connection therewith, the Seller shall direct and authorize its independent public accountants to make available to the Buyer and to the independent public accountants representing the Buyer all working papers pertaining to the examination and audit by such accountants of the Business. Costs reasonably incurred by the Seller to third parties at the Buyer's request arising from or due to the Buyer's review of the Business shall be paid by the Buyer.

             7.3  Filings and Authorizations.

             (a) Each of the Seller and the Buyer, as promptly as practicable after the date hereof, (i) shall make, or cause to be made, all such filings and submissions required under Laws and Regulations applicable to it, or to its Subsidiaries and Affiliates, as may be required for it to consummate the purchase and sale of the Assets and the Shares in accordance with the terms of this Agreement, including, without limitation, the filings and submissions listed on Schedules 5.4 and 6.3 hereof, except for those filings or submissions that have already been made or obtained; (ii) shall use its best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and Governmental Bodies necessary to be obtained by it, or its Subsidiaries or Affiliates, in order for it so to consummate such transfer; and (iii) shall use its best efforts to take or cause to be taken all other actions necessary, proper or advisable in order for it to fulfill its
        obligations hereunder.   Notwithstanding the  foregoing, the
        Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer, its Affiliates or the Business, or make
                                       40
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        any other change in any portion of its business or incur any other limitation on the Buyer's conduct of its business to obtain such authorizations, approvals, consents and waivers.

             (b) With respect to the filings and actions, if any, necessary to comply with all applicable provisions and requirements of the Industrial Site Recovery Act, N.J.S.A. C.13:1K-6 ("ISRA"), pertaining to any Assets located in the State of New Jersey that are subject to ISRA requirements, such actions and filings shall include, but are not limited to, submission of (i) a notice to the New Jersey Department of Environmental Protection and Energy ("NJDEPE") regarding the transfer of ownership and operations of Assets or Company Assets located in the State of New Jersey, and (ii) a remediation agreement, including a demonstration that a remediation funding source has been established. Such submissions shall be made unless the Seller reasonably demonstrates that an alternative method of compliance with ISRA's requirements will ensure an
        earlier Closing Date.   Regardless of the method of ISRA
        compliance chosen, the Seller shall obtain from the NJDEPE, prior to the Closing, all consents, approvals, authorizations and waivers required by ISRA covering the transactions contemplated by this Agreement. Notwithstanding any other provision of this
         Agreement, the Seller shall retain, at its sole cost and expense, all responsibility for compliance with any and all ISRA obligations required by the NJDEPE for the transfer of the Assets or Company Assets located in the State of New Jersey from and after the Closing, except to the extent that any cost, expense or obligation is attributable to acts or omissions of the Buyer subsequent to the Closing.

        (c) Subject to Section 7.3(a), the Buyer and the Seller shall cooperate in taking such actions as shall be necessary or desirable to satisfy the Buyer that the United Kingdom Secretary of State for Trade and Industry will not refer the proposed acquisition of the Shares and the Assets by the Buyer hereunder to the United Kingdom Monopolies and Mergers Commission.

             7.4 Exclusivity. Prior to the termination of this Agreement pursuant to Section 12 hereof, except as may be required by fiduciary duties of the Board of Directors of the Seller under applicable law as advised in writing by counsel to the Seller, the Seller shall not and shall cause the Asset Sellers, the Share Sellers, the Companies and the Seller's other Affiliates not to, and shall cause each of its and their respective officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of assets, tender offer, recapitalization, accumulation of shares of stock, proxy solicitation or other business combination involving the Business, any Division, any Business Seller or any Company or any
         material portion thereof or (b) except as may otherwise be
                                       41
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        required by applicable law or Governmental Body, provide any non-public information concerning the Business to any person or entity (other than the Buyer, the Seller and the Seller's Subsidiaries). Except as may otherwise by required by applicable law or Governmental Body, the Seller shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in this Section 7.4.

             7.5 Bulk Sales. It may not be practicable to comply or attempt to comply with the procedures of the bulk sales or bulk transfers acts or laws of any or all of the states or other jurisdictions in which the Assets are situated (or of any state or jurisdiction) which may be asserted to be applicable to the transactions contemplated hereby. The Buyer and the Seller therefore waive any requirements for compliance with any or all of such laws.

             7.6  Employment of Business Work Force.

             (a) Prior to the Closing, but effective as of and conditioned on the occurrence of the Closing, the Buyer shall make an offer of employment to each employee of the Asset Sellers employed in the Business (except the UK Employees employed in that part of the Business that is situated in the United Kingdom (the "UK Business")) who on the Closing Date is actively at work or absent due to short-term disability (as defined in the plan covering the employee), parental leave, jury duty, vacation, military service, or similar short-term leave and, upon acceptance by such  employee, enter into an at will
        employer-employee relationship  with such employee.   The terms
        of said offer of the Buyer to each such employee shall include the payment of cash compensation which is substantially equivalent to that provided to such employee immediately prior to the Closing Date, and benefits, in the aggregate, on a basis substantially consistent with the Buyer's normal practices for its existing comparable employees; provided, however, that the Buyer shall have complete discretion to change any of the terms or conditions of employment, compensation or benefits at any time after the Closing Date.

             (b) (i) The Seller and the Buyer anticipate that the United Kingdom Transfer of Undertakings (Protection of Employment) Regulation 1981 (the "Transfer Regulations") will apply to the sale and purchase under this Agreement of the UK Business; the Seller and the Buyer acknowledge and agree that under the Transfer Regulations, the contracts of employment between the Seller and the UK Employees will have effect after the Closing Date as if originally made between the Buyer and the UK Employees. The Buyer shall not assume any employment contracts with employees in Australia.

             (c) The Buyer agrees that the service of Continuing Employees with the Seller or its Affiliates or predecessors prior
                                       42
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        to the Closing Date shall be taken into account for all relevant purposes under the Buyer's employee benefit plans, including credit for eligibility, vesting and benefit accrual. The Seller shall provide the Buyer with copies of records reasonably required to establish each such employee's service prior to the Closing Date. The Buyer shall (i) allocate to such employees a number of days of vacation equal to the number of accrued and deferred vacation days that would be due such employees as of the Closing Date if such employees were voluntarily terminating their employment with the Seller as of the Closing Date and (ii) pay such employees who terminate their employment with the Buyer for their accrued and deferred vacation allocations existing at the time of their termination. The Seller shall provide the Buyer with records showing the amount of accrued and deferred vacation due and owing to each such employee as of the Closing Date and an accrual therefor will be recorded on the Closing Balance Sheet.

             (d) The parties hereto do not intend to create any third-party beneficiary rights respecting any employee as a result of the provisions herein and specifically hereby negate any such intention.

             (e) The Seller and each Asset Seller hereby consent to the hiring by the Buyer of employees of the Asset Sellers as contemplated by this Section 7.6 and waive, with respect to the employment of such employees, any claims or rights that the Seller or any Asset Seller may have against the Buyer or any such employee under any non-competition, confidentiality or employment agreement.

             (f) Except as specifically required by applicable law (including, without limitation, the Transfer Regulations) or as provided in this Section 7.6, the Buyer shall not have any obligation to employ or offer employment to any employees of the Asset Sellers employed in the Business.

             7.7 Employee Benefit Matters. Contingent upon the occurrence of the Closing:

             (a) Transition Period for Foreign Retirement Plans. The Seller shall make such arrangements as may be necessary and possible for the Continuing Employees located outside of the U.S. to remain in the Foreign Retirement Plans for such period as the Buyer shall elect, of up to one year after the Closing Date (the "Foreign Transition Period"), and the Buyer shall bear the cost of such coverage for the Continuing Employees during the
        Foreign Transition Period at the contribution rate for each such Foreign Retirement Plan being paid by the Seller on the date of this Agreement, unless such rate is changed (upward or downward) by the Buyer after the date hereof, in which event the Buyer shall bear the cost of such coverage for the Continuing Employees during the Foreign Transition Period at the changed contribution rate. Notwithstanding the foregoing sentence, continued coverage of those Continuing Employees who are UK
                                       43
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        Employees in the Fisons UK Pension Fund shall be as set forth in
        Exhibit D.   In the event of any conflict between the terms and
        conditions hereof and the terms and conditions set forth in Exhibit D, the terms and conditions set forth in Exhibit D shall prevail. The Seller and the Buyer shall observe and perform the provisions of Exhibit D to be performed by the Seller and the Buyer, respectively, in relation to the Fisons UK Pension Fund. The foregoing provision of this Section 7.7(a) shall not apply to those Foreign Retirement Plans maintained by a Company solely for its employees.

        (b)  Welfare Plans.

             (i)  Benefits Continuation.  Except as provided in Sections
        7.7 (b)(ii), (iii), (iv), (v), (vi), (vii) and (viii) below, effective as of the Closing, (A) the Seller shall cause each Continuing Employee to cease to participate in each welfare benefit plan sponsored by the Asset Sellers, the Share Sellers and/or their Affiliates (the "Seller's Welfare Plans") and
        (B) the Buyer shall cause each such Continuing Employee to be covered by Buyer's welfare benefit plans.

             (ii) Disability and Certain Other Benefits. The Seller shall be liable for claims for benefits (other than for short-term disability, workers' compensation and medical (including vision care and prescription drugs) and dental benefits) by employees of the Business (active or inactive) and by terminated employees previously employed in the Business under the Seller's Welfare Plans arising out of occurrences prior to the Closing Date. In this regard, but not by way of limiting the foregoing, the Seller shall be liable for the long-term disability benefits for those employees of the Business receiving or qualified to receive long- term disability benefits under the Seller's disability programs as of the Closing Date, including without limitation those employees of the Business in the long-term disability elimination period (which employees shall receive long-term disability benefits from the Seller upon the conclusion of the applicable elimination period); provided, however, that the Seller's obligation to provide long-term disability benefits shall cease with respect to any such employee of the Business who subsequently becomes employed by the Buyer.

             (iii) Workers' Compensation Benefits. The Seller shall be liable for claims for workers' compensation benefits under the Seller's Welfare Plans by employees of the Business (active or inactive) and by terminated employees previously employed in the Business with respect to injuries or illnesses prior to the Closing Date. The Buyer shall be liable for claims for workers' compensation benefits by Continuing Employees with respect to claims for injuries or illnesses that occur on or after the Closing Date.

             (iv) Short-Term Disability Benefits. The Seller shall be liable for claims for short-term disability benefits under the
                                       44
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        Seller's Welfare Plans by employees of the Business (active or inactive) with respect to payments due prior to the Closing Date and by terminated employees previously employed in the Business. The Buyer shall be liable for claims for short-term disability benefits under the Buyer's welfare plans by Continuing Employees with respect to payments due on or after the Closing Date.

             (v) Medical and Dental Benefits. The Seller shall be liable for claims for medical (including vision care and prescription drugs) and dental benefits incurred by employees of the Business (active or inactive) and their respective covered dependents with respect to services and treatment rendered prior to the Closing Date under the Seller's Welfare Plans; provided, however, that the preceding provisions shall not alter any deadlines for submission of claims set forth in the Seller's Welfare Plans or increase any benefits, rights or remedies of the Continuing Employees under the Seller's Welfare Plans. The Buyer shall be liable for claims for medical (including vision care and prescription drugs) and dental benefits incurred by Continuing Employees and their respective covered dependents under the Buyer's welfare plans with respect to services and treatment rendered on or after the Closing Date. The Buyer shall cause each of the Continuing Employees to be granted credit under the Buyer's medical and dental plans, for the year during which the Closing Date occurs, with any deductibles or copayments already incurred by such Continuing Employees for such year under the plans of the Asset Sellers, the Share Sellers and/or their Affiliates, but only if and to the extent that the amount of such incurred deductibles or copayments has been provided to the Buyer within 180 days after the Closing Date, and the Buyer shall cause to be waived any pre-existing condition restrictions under the Buyer's medical and dental plans to the extent necessary to provide immediate coverage under the Buyer's medical and dental plans. The Buyer shall make available to the Continuing Employees (and their covered dependents) a group health plan (or plans) having a level of benefits such that the actual coverage of a Continuing Employee (or any of his or her covered dependents) under such group health plan (or plans) would, if the Continuing Employee had made an election under Section 4980B(f) of the Code or Part 6 of Title I of ERISA with respect to any group health plan maintained by any Asset Seller or any Share Seller, constitute an event described in Section 4980B(f)(2)(B)(iv) of the Code and Section 602(2)(D) of ERISA. The Buyer shall have no obligation to provide health benefits to any Continuing Employee who declines to be covered under such group health plan (or plans) and, if the Buyer complies with the requirements of the preceding sentence, the Buyer shall have no further obligation or responsibility to any Asset Seller or any Share Seller under Section 4980B of the Code or Part 6 of Title I of ERISA with respect to the transactions contemplated by this Agreement.

             (vi)      Transition Period.  Notwithstanding the
        foregoing, the Seller shall make such arrangements as  may be
                                       45
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        necessary for the UK Employees to  remain as participants of the
        Seller's private health insurance scheme after the Closing for a period of up to 90 days after the Closing Date (as the Buyer shall elect) and the Buyer shall pay the premium cost for the participating UK Employees (and their covered dependents) incurred and paid after the Closing Date under the Seller's private health insurance scheme plus an administrative fee of 5% of such cost.

                       (vii)     Retiree Medical, Dental and Life
        Benefits.   The  Seller shall be liable for medical, dental and
        life insurance coverage under the Seller's Welfare Plans after termination of employment to employees of the Business whose employment terminated prior to the Closing Date and to those employees of the Business who are eligible therefor as of the Closing Date. Prior to the Closing Date, the Seller agrees to notify (A) employees of the Business other than those described in clause (B) below that such coverage (including coverage under the Fisons Post-Retirement Medical Savings Plan) for employees of the Business will be terminated upon the Closing Date and (B) it will notify Continuing Employees who are eligible as of the Closing Date for retiree medical coverage under such retiree plans that coverage for such Continuing Employees under such plans as in effect from time to time will be provided by the Seller upon retirement from the Buyer and/or its affiliates.
        The Buyer agrees to provide notice to the Seller of such retirements for purposes of the preceding sentence.

                  (viii)       COBRA.   The Seller shall be responsible
        for providing benefits pursuant to Section 4980B of the Code to employees of the Business who cease to be employed by any Company or Asset Seller prior to the Closing Date.

                      (ix)        Limitation on Buyer's Liability.
        Except as provided in this Section      7.7(b),  the Buyer shall
        have no liability with respect to any claims for benefits under the Seller's Welfare Benefit Plans. The Seller shall have no liability with respect to claims for benefits under the Buyer's welfare benefit plans.

        .    (c)  Multi-employer Plans.  The Buyer, the Companies and/or their affiliates shall not assume any  obligation or liability
        imposed under Section 4201 of ERISA.   The Buyer, the Companies
        and/or their affiliates shall not be obligated under any agreement described in Section 4204 of ERISA.

             (d) Savings Plans. The Buyer shall allow U.S. Continuing Employees to make direct cash rollovers under Section 402(c) of the Code of their account balances from the Savings Plan to a savings plan intended to be qualified under Section 401(a) of the Code maintained by the Buyer. Any loans outstanding to U.S. Continuing Employees under the Savings Plan shall be transferred to the Buyer's Savings Plan.

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             (e)  Information.  The Buyer agrees that, commencing no
        later than sixty (60) days after the Closing Date, it will forward to the Seller (ATTN: Manager, Retirement Programs) within ten (10) days after the end of each month a written list, prepared by the Buyer's payroll department of all Continuing Employees who have terminated employment during the month. The list shall contain the Continuing Employee's name, last known address, Social Security Number and date of termination.

        7.8  Retention of Records and Sharing of Data.

             (a) The Buyer shall retain for a period of seven years after the Closing Date (or longer if required by any applicable statute of limitations) the books and records relating to the Business transferred pursuant to this Agreement (unless the Seller requests a longer period, in which case such books and records shall be stored by the Buyer at the Seller's expense), and, during normal business hours, with reasonable advance notice and in such manner as not to interfere unreasonably with the normal business operations of the Buyer, shall (i) give the Seller and its authorized representatives reasonable access to the books, records, offices and other facilities and properties relating to the operation of the Business prior to the Closing Date, (ii) permit the Seller to make such inspections (and copies of any documents at the Seller's expense) thereof as the Seller may reasonably request, and (iii) furnish the Seller with such financial and operating data and other information relating to the Business as the Seller may from time to time reasonably request, in order to comply with applicable securities, tax, environmental, employment or other Laws and Regulations.

             (b) The Seller shall and shall cause each Share Seller and Asset Seller to retain for a period of seven years after the Closing Date (or longer if required by any applicable statute of limitations) the books and records relating to the Business that are retained by the Seller, any Share Seller or any Asset Seller pursuant to the terms of this Agreement (unless the Buyer requests a longer period, in which case such books and records shall be stored by the Seller at the Buyer's expense), and, during normal business hours, with reasonable advance notice and in such manner as not to interfere unreasonably with the normal operations of the business of the Seller, Share Sellers and Asset Sellers, shall (i) give the Buyer and its authorized representatives reasonable access to (A) such books, records, offices and other facilities and properties and (B) the work papers of its accountants relating to the operation of the Business prior to the Closing Date, (ii) permit the Buyer to make such inspections (and copies of any documents at the Buyer's expense) thereof as the Buyer may reasonably request, and (iii) furnish the Buyer with such financial and operating data and other information as the Buyer may from time to time reasonably request in order to comply with its obligations under applicable securities, tax, environmental, employment or other
        Laws and Regulations.   Without limiting  the generality of the
                                       47
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        foregoing, the Seller shall make  available to the Buyer such financial information and reasonable assistance with respect to the Business as is reasonably necessary for the Buyer to prepare on a timely basis the financial statements required by Item 2 of Form 8-K to be filed by Buyer under the U.S. Securities Exchange Act of 1934 with respect to the transactions contemplated by this
         Agreement, which shall include audited financial statements prepared in accordance with U.S. generally accepted accounting principles for the fiscal years of the Business ended December 31, 1994 and 1995.

             (c) Promptly upon request by the Buyer made at any time during the three-year period following the Closing Date, the Seller shall authorize the release to the Buyer of all files pertaining to the Business held by any Governmental Body.

             7.9  Tax Matters.

        (a) Any and all agreements among any Company and any Seller, Asset Seller, Share Seller or Company or any Affiliate thereof regarding allocation or payment of Taxes or amounts in lieu of Taxes with respect to the Business shall be terminated at and as of, or prior to, the Closing.

        (b)  Except as provided in Sections 4.3 and 7.9(c) hereof:

        (i) The Seller shall be liable for any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgments, settlements, costs and expenses (including reasonable attorneys', accountants' and experts' fees and expenses and any applicable assessments of interest and penalties) with respect to Taxes attributable to the Business or for which any Company may be liable with respect to any and all periods, or portions thereof, ending before the Closing Date ("Pre-Closing Periods"); provided, however, that Seller shall only be liable for any such Taxes to the extent that the aggregate amount of such Taxes exceeds the aggregate amount of the reserves and accruals for Taxes set forth on the Closing Balance Sheet.

        (ii) The Buyer shall be liable for any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgments, settlements, costs and expenses (including reasonable attorneys', accountants' and experts' fees and expenses and any applicable assessments of interest and penalties) with respect to (A) Taxes attributable to the Business or for which any Company may be liable with respect to any and all periods, or portions thereof, beginning on or after the Closing Date ("Post-Closing Periods"), and (B) Taxes attributable to the Business or for which any Company may be liable with respect to any and all Pre-Closing Periods to the extent that the aggregate amount of such Taxes is equal to or less than the aggregate amount of the reserves and accruals for Taxes set forth on the Closing Balance Sheet.
                                       48
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        (iii)     For purposes of this Section 7.9, any and all
        transactions or events contemplated by this Agreement that occur at or prior to the Closing shall be deemed to have occurred in the Pre-Closing Period.

        (c) In the case of any Tax that is attributable to a taxable period which begins before the Closing Date and ends on or after the Closing Date, the amount of Taxes attributable to the Pre-Closing Period shall be determined as follows:

        (i) In the case of ad valorem Taxes imposed on the Assets or any Asset Seller or any Company and franchise or similar Taxes imposed on any Company based on capital (including net worth or long-term debt) or number of shares of stock authorized, issued or outstanding, the portion attributable to the Pre-Closing Period shall be the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period and the denominator of which is the number of days in the entire taxable period.

        (ii) In the case of all other Taxes, the portion attributable to the Pre-Closing Period shall be determined on the basis of an interim closing of the books of the Company or Asset Seller as of the Closing, and the determination of the hypothetical Tax for such Pre-Closing Period, determined on the basis of such interim closing of the books, without annualization. The hypothetical Tax for any period shall in no case be less than zero.

        (d) The Buyer and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided that the party requesting assistance shall pay the reasonable out-of-pocket expenses incurred by the party providing such assistance; and provided further that no party shall be required to provide assistance at times or in amounts that would interfere unreasonably with the business and operations of such party. The Buyer agrees to retain all books and records with respect to Tax matters pertinent to the Companies or the Business relating to any Tax periods ending on or prior to the Closing Date and any Tax periods beginning before the Closing Date and ending after the Closing Date until the expiration of any applicable statute of limitations or extensions thereof. The Seller and Buyer acknowledge the difficulty of providing such cooperation; accordingly, the Seller and Buyer agree to use reasonable efforts to request any assistance pursuant to this
        Section 7.9(d) within the first six months following the Closing Date. Without limiting the generality of the foregoing
                                       49
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        provisions of this Section 7.9(d), the Seller (and each Share
        Seller and Asset Seller) and the Buyer shall cooperate and consult in good faith with each other during the course of the preparation of foreign, federal, state and local income Tax Returns which include Pre-Closing Periods and to the extent appropriate shall use their best efforts to agree on the inclusion of items of income, deduction, gain, loss and credit for each Pre-Closing Period so as to properly reflect such items attributable to such Pre-Closing Period in a manner consistent with past practices.

             (e) The Buyer and Seller agree that to the maximum extent permitted by applicable law, neither the Buyer nor any of the Buyer's affiliates or subsidiary corporations (including, with respect to Post-Closing Periods, the Companies) will carry back to any taxable period of the Seller or any of its Subsidiaries or Affiliates (including, with respect to Pre-Closing Periods, the Companies) any loss, credit or deduction incurred or generated in, or attributable to, any Post-Closing Period that would affect any Tax Return of the Seller or any of its Subsidiaries or Affiliates, and the Buyer agrees to make or exercise, or cause to be made or exercised, any and all necessary or permitted elections or options available under applicable law to avoid any such carryback.

             (f) Notice and indemnification in connection with Taxes shall be governed by Section 11 of this Agreement.

             (g) All indemnification payments under Section 11 shall be deemed adjustments to the Purchase Price.

             (h)  United Kingdom Value Added Tax

        (i) The Seller and the Buyer intend that article 5 of the United Kingdom Value Added Tax (Special Provisions) Order 1992 (the "VAT Order") shall apply to the sale of the Assets located in the United Kingdom (the "UK Assets") under this Agreement, so that the sale is treated as neither a supply of goods nor a supply of services.

        (ii) If nevertheless any United Kingdom VAT ("UK VAT") is chargeable on any supply by the Seller under this Agreement, the Buyer shall pay to the Seller the amount of that UK VAT (and indemnify it for any related interest and penalties) and the Seller shall issue to the Buyer a proper tax invoice in respect of that UK VAT.

        (iii) Without limiting clause (ii) above, UK VAT shall be treated as chargeable if HM Customs & Excise rule that it is chargeable. If they have done so before Closing, the UK VAT shall be payable by the Buyer on Closing subject to delivery at Closing by the Seller to the Buyer of the appropriate tax invoice. If they do so on or after Closing, the UK VAT shall be payable by the Buyer within five days after the Seller gives the
                                       50
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        Buyer notice of the ruling together with the appropriate tax invoice.

        (iv) If the Buyer fails to pay the amount of the UK VAT on the due date under clause (iii) above, it shall pay interest on that amount from the due date until actual payment (excluding any period for which interest indemnified under clause (ii) runs) at an interest rate equal to one percent above LIBOR, as in effect from time to time.

        (v) With a view to ensuring that article 5 of the VAT Order applies, the Buyer:

        (a) shall ensure that the Buyer is registered in the United Kingdom for UK VAT not later than the Closing Date;

        (b) warrants that the UK Assets are to be used by the Buyer in carrying on the same kind of business as that carried on by the Seller in relation to the UK Assets; and

        (c) warrants that the Buyer has, or will by the relevant date have, properly made an election to waive exemption in respect of Unit TX, Churchfields Industrial Estate, Sydney Little Road, East Sussex, England, United Kingdom, with effect from a day not later than the relevant date (having obtained the written permission of HM Customs and Excise if necessary) which it will not revoke within three months of the Closing Date and has, or will by that date have, duly given to HM Customs and Excise the written notification of the election required to make the election effective. In this paragraph "relevant date" has the same meaning as article 5(2) of the VAT Order.

        (vi) In respect of each property mentioned in clause (v)(c), without prejudice to that subclause, the Buyer shall on or before the Closing give to the Seller evidence reasonably satisfactory to the Seller that the election has been made and written notification duly given in accordance with that subclause.

        (vii) References in clauses (v)(a) and (c) to the Buyer shall be construed as references to the transferee within the meaning of the corresponding provision of article 5 of the VAT Order.

             (viii) The Seller and the Buyer intend that Section 49 of the Value Added Tax Act 1994 shall apply to the sale of the Assets under this Agreement. The Buyer will allow the Seller access to and copies of any UK VAT records of the Business which are preserved by the Buyer pursuant to Section 49(1)(b) of the United Kingdom Value Added Tax Act 1994 in accordance with
        Section 7.8 of this Agreement.

             7.10 Certain Trademark Matters.

             (a) The Buyer shall not, and shall cause its Subsidiaries not to, put into use after the Closing Date any products, signs,
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        purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other materials not in existence on the Closing Date that bear any of the Retained Names and Logos or any name, mark or logo similar thereto. The Buyer shall be entitled to use any products, signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents or other materials in existence as of the Closing Date that bear any of the Retained Names and Logos or any name, mark or logo similar thereto for such period after the Closing Date, not exceeding 180 days, as the Buyer reasonably requires in order to (i) sell, in the Ordinary Course of Business, the inventory purchased by the Buyer hereunder and (ii) effect an orderly transition of the Business; provided, however, that (x) any such use shall be subject to such control policies and mechanisms as the Seller may reasonably impose and (y) the Seller shall be entitled to conduct such investigations of such use as it may reasonably deem necessary to protect its interests in the Retained Names and Logos and to satisfy itself of the Buyer's compliance with the provisions of this Section 7.10(a). The Buyer shall change the names of the Companies to the extent necessary to remove the name "Fisons" therefrom within 180 days after the Closing Date. The Buyer agrees that the Seller shall have no responsibility for claims by third parties arising out of, or relating to, the use by the Buyer or any successor thereof of any of the Retained Names and Logos or the use of the name "Fisons" in any Company name after the Closing Date.

             (b) The Seller agrees, for itself and on behalf of its Subsidiaries and Affiliates, not to use, after the Closing Date, any trademark (other than the Retained Names and Logos) conveyed by the Seller to the Buyer hereunder or any trademark or name
        confusingly similar to any of the foregoing.   The Seller shall
        promptly amend the certificate of incorporation and other corporate records of its Subsidiaries as necessary to comply with this provision or, in the United Kingdom, change the name of such Subsidiaries.

             7.11 Notice of Breaches; Updates.

             (a) The Seller shall promptly deliver to the Buyer written notice of any event or development that would (i) render any statement, representation or warranty of the Seller in this Agreement (including exceptions set forth in the Schedules) inaccurate or incomplete in any material respect, or
        (ii) constitute or result in a breach by the Seller of, or a failure by the Seller to comply in any material respect with, any agreement or covenant in this Agreement applicable to the
        Seller.   No such disclosure shall be deemed to avoid or  cure
        any such misrepresentation or breach.

             (b) The Buyer shall promptly deliver to the Seller written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer in this Agreement inaccurate or incomplete in any material respect, or
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        (ii) constitute or result in a breach by  the Buyer of, or a failure by the Buyer to comply with, any  agreement or covenant
        in this Agreement applicable to the  Buyer.   No such disclosure
        shall be deemed to avoid or cure any such misrepresentation or breach.

             (c) The Seller shall deliver to the Buyer, as promptly as practicable following the end of each calendar month ending after the date of this Agreement and prior to the Closing Date, an unaudited combined statement of operations of the Business, and such other internal financial information as is ordinarily prepared by the Seller with respect to the Business, for such month, in each case prepared in accordance with past practices.

             7.12 Proprietary Information. From and after the Closing, the Seller shall, and shall cause the Asset Sellers, the Share Sellers and its other Subsidiaries and Affiliates to, hold in confidence all knowledge, information and documents of a confidential nature or not generally known to the public with respect to the Business or the Buyer or the Buyer's business (including without limitation the financial information, technical information or data relating to the products of the Business and the names of customers of the Business) and shall not disclose or make use of the same without the written consent of the Buyer, except (i) as may be required by applicable law,
        (ii) that the Seller may disclose any such information to its professional advisors who need to know such information to assist Seller in complying with applicable tax, accounting, securities or other laws, rules or regulations and who agree to be bound by the provisions of this Section 7.12, (iii) as may be required by reporting requirements of any stock exchange or any lawful proceeding of a Governmental Body, provided that the Seller shall provide the Buyer with notice of any such disclosure as far in advance of such disclosure as is reasonable under the circumstances and that the Seller will cooperate reasonably with the Buyer to minimize the scope of such disclosure, and (iv) to the extent that such knowledge, information or documents shall have become public knowledge other than through a breach of this Agreement by the Seller, its Subsidiaries or Affiliates.

             7.13 Solicitation. For a period of two years after the Closing Date, the Seller shall not, and shall cause its Subsidiaries and Affiliates not to, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, solicit or attempt to induce any Restricted Employee to terminate his or her employment with the Buyer or any Affiliate of the Buyer; provided, however, that it shall not be a breach of this Section 7.13 for the Seller to solicit Restricted Employees by means of general public advertisements or recruitment through an employment agency. For purposes of this Agreement, a "Restricted Employee" shall mean any person, other than employees terminated involuntarily by the Buyer, who (i) either (A) hold or have access to trade secrets or other confidential information relating to the Business or (B) had
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        annual base salary in 1995 of at least #75,000, and (ii) either
        (X) was an employee of the Buyer or any Affiliate of the Buyer on either the date of this Agreement or the Closing Date or
        (Y) was an employee of any Asset Seller (employed primarily in the Business) or Company on either the date of this Agreement or the Closing Date and who is employed by the Buyer immediately after the Closing.

             7.14 Non-Competition.

             (a) For a period of five years after the Closing Date, the Seller shall not, and shall cause its Subsidiaries and Affiliates not to, either directly or indirectly as a stockholder, investor, partner, director, officer, employee, consultant or  otherwise,
        engage in a Competitive Business in any territory.   For purposes
        of this Agreement, a "Competitive Business" means (i) the development, manufacture, marketing or sale of any product which is competitive with any product manufactured, sold or developed (or under development) by the Business on or prior to the Closing Date or (ii) the rendering of or marketing of any service which is competitive with any service rendered or marketed (or proposed to be rendered or marketed) by the Business on or prior to the Closing Date; provided, however, that the Seller shall not be prohibited from (1) the acquisition by asset purchase, stock purchase, merger, consolidation or otherwise of any Person partially engaged in a Competitive Business if the Seller uses its best efforts to dispose of the portion of such Person engaged in the Competitive Business within 12 months after such acquisition and, if such portion has not been disposed of within such 12-month period, the Seller continues to use all reasonable efforts to dispose of such portion, (2) the ownership of not more than 10% of any class of debt or equity securities of any Person engaged in a Competitive Business or (3) continuing to conduct and develop its Pharmaceuticals and Laboratory Supplies Divisions, the latter of which distributes or may distribute products for third parties that are or may be competitive with products manufactured or sold by the Business, provided, however, that such Divisions shall not in any event manufacture instruments of the type manufactured by the Business as of the Closing.

             (b) The Seller agrees that the duration and geographic scope of the non-competition provision set forth in this
        Section 7.14 are reasonable.   In the event that any court
        determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the U.S. and each and every political subdivision of each and every country outside the U.S. where this provision is intended to be effective.
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             7.15 Cooperation in Litigation.  From and after the Closing
         Date, each party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other party relating to or arising out of the conduct of the
         Business by the Seller or the Buyer or their respective Affiliates prior to or after the Closing Date (other than litigation among the Seller and the Buyer and/or their respective Subsidiaries, Affiliates or parent companies arising out the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such party or its officers, directors, employees and agents for their time spent in such cooperation.

             7.16 Collection of Accounts Receivable.

             (a) The Seller agrees that it shall, and shall cause the Share Sellers and the Asset Sellers to, forward promptly to the Buyer any moneys, checks or instruments received by any of them after the Closing Date with respect to the accounts receivable
        purchased by the Buyer  pursuant to this Agreement.   The Seller
        shall, and shall cause the Share Sellers and the Asset Sellers to, provide to the Buyer such reasonable assistance as the Buyer may request with respect to the collection of any such accounts receivable, provided the Buyer pays the reasonable out-of-pocket expenses of the Seller and its officers, directors and employees incurred in providing such assistance.

             (b) For a period of 12 months after the Closing Date (the "Collection Period"), the Buyer shall use its reasonable efforts to collect the accounts receivable shown on the Closing Balance Sheet (the "Accounts Receivable"). The Buyer may, but shall not be obligated to, use a collection agency or commence legal actions in connection with such collection efforts. Promptly after the expiration of the Collection Period, the Buyer shall give notice to the Seller designating those Accounts Receivable which have not been collected as of the end of the Collection Period and which the Buyer wishes the Seller to purchase. Within ten days after the receipt of such notice from the Buyer, the Seller shall purchase (without recourse to the Buyer) such designated Accounts Receivable then remaining unpaid for a purchase price equal to the value of such Accounts Receivable recorded on the Closing Balance Sheet less the reserve for doubtful accounts shown on the Closing Balance Sheet. References to Seller shall include, for purposes of Sections 7.16(b)-(f), an Affiliate of Seller nominated by Seller.

             (c) Upon the Seller's repurchase of any unpaid Account Receivable pursuant to this Section 7.16, the Buyer shall
                                       55
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        promptly deliver to the Seller any tangible evidence of such
        Account Receivable then in the possession of the Buyer or under its control but in any event the Buyer shall preserve and make available to the Seller all documentation in relation to such Account Receivables received by the Buyer from the Seller at Closing.

             (d) In the event that any payment received by the Buyer during the Collection Period is remitted by a customer which is indebted under both Accounts Receivable and an account receivable arising out of the sale of inventory in the Ordinary Course of Business after the Closing Date (a "New Receivable"), such payments shall first be applied to the Accounts Receivable due from such customer and the balance remaining after payment in full of all Accounts Receivable due from such customer shall be applied to the New Receivable; provided, however, that (i) with respect to any Account Receivable being contested or disputed by the payor thereof, no portion of the amount in dispute shall be deemed to have been collected by the Buyer in respect of such Account Receivable (unless otherwise directed by the customer) until all amounts owed by such customer to the Buyer for New Receivables have been paid or such dispute has been resolved, whichever occurs first (it being understood that undisputed amounts of Accounts Receivable shall be applied in accordance with the priorities set forth above) and (ii) the foregoing priorities shall not apply to sums received by the Buyer which are specifically identified by the customer as being tendered in payment of a New Receivable. The Buyer agrees not to induce any customer to identify any payment as being in respect of a New Receivable, except in the event the Buyer reasonably determines to sell to said customer on a C.O.D. basis only.

             (e) The Buyer will reasonably cooperate, at the Seller's expense, with the Seller in collecting any Accounts Receivable which are repurchased by the Seller pursuant to this Section 7.16; provided, however, that the foregoing shall not require the Buyer to be a party to any action brought by the Seller to collect such Accounts Receivable unless the conveyance of the Account Receivable to Seller is ineffective and Buyer is deemed to hold title thereto.

             (f) Any sums received by the Buyer in respect of Accounts Receivable after their repurchase by the Seller pursuant to this
        Section 7.16 shall be promptly transmitted by the Buyer to the Seller. In addition, if receipt by the Buyer of unidentified sums of money from an account debtor who owes any Account Receivable repurchased by the Seller pursuant to this Section
        7.16 results in such account debtor having an aggregate credit balance with the Buyer, the Buyer shall promptly transmit to the Seller an amount of money equal to the lesser of (a) such aggregate credit balance or (b) the remaining unpaid balance of all Accounts Receivable which have been repurchased by the Seller and are payable by such account debtor to the Seller.

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        7.17 Shared Intellectual Property.

                  (a) The parties acknowledge that certain Intellectual Property is used in the operation of both the Business and the business of the Excluded Product Lines ("Shared Intellectual Property"). Title to any Shared Intellectual Property that is used primarily in the Business shall be transferred to the Buyer as provided herein and shall not be transferred to any purchaser of the Excluded Product Lines. However, the transfer of the Shared Intellectual Property to the Buyer as provided herein shall be subject to a license held by the purchaser of the Excluded Product Lines in the form attached hereto as Exhibit E (the "Shared Intellectual Property License"). Title to any Shared Intellectual Property that is used primarily in the business of the Excluded Product Lines shall be transferred to the purchaser thereof, subject to a license held by the Buyer in the form of the Shared Intellectual Property License. Such licenses are referred to collectively herein as the "Shared Intellectual Property Licenses".

                  (b) Nothing contained in this Section 7.17 shall relieve the Seller from any liability under Section 11.1(a) with respect to the breach of any representation or warranty relating to Shared Intellectual Property contained in Section 5.

             7.18 Bank Accounts. Prior to Closing, Seller shall provide Buyer with a complete list and description of all bank accounts, brokerage accounts, marketable securities, lines of credit, guaranties, foreign exchange option or forward contracts, and letters of credit held by any of the Companies or, in the conduct of the Business, the Asset Sellers or to which the Companies, or in the conduct of the Business, the Asset Seller are parties. Buyer and Seller will cooperate so that, as of the Closing, Buyer shall have the benefit of any such assets and, except as otherwise provided herein, shall (if permitted) be substituted for the Asset Sellers on any such contracts or agreements.

             7.19 Sale of Excluded Product Lines. After the Closing, each of the Buyer and the Seller shall reasonably cooperate with the other to achieve the separation of the business of the Excluded Product Lines from the Business and the conveyance of the Excluded Product Lines to the purchaser thereof. Buyer shall provide Seller reasonable access upon reasonable notice to such of Buyer's files, records and properties as Seller shall reasonably require to allow it to prepare a closing net asset statement for the Excluded Product Lines; provided that Buyer shall have no responsibility for the preparation or accuracy of such net asset statement. Any out-of-pocket expenses incurred in connection with providing the cooperation described in this
        Section 7.19 shall be borne by the party requesting such cooperation.

             7.20 Guarantee. The Parent hereby guarantees the prompt and complete performance by the Buyer of all of the Buyer's covenants
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        and conditions hereunder, which guarantee shall continue until all of the terms of this Agreement to be performed by the Buyer have been performed or otherwise discharged.
             7.21 Employee Notices. The Seller shall make or shall cause the Companies and Asset Sellers to make, such notices to employees as shall be required by applicable law or agreement (including any notices required to be given to any union, works council or similar representative body).

             7.22 Seller's Disclosure.     The Seller has provided the
        Buyer with reasonable access to (i) copies of all agreements or documents described in the Schedules and (ii) reasonably detailed descriptions of all claims, proceedings or other matters described in the Schedules.

             7.23 Certain Employment Arrangements. The Seller will use its best efforts to retain David Richardson, the principal executive officer of the Seller's Scientific Instruments Division, in the employment of the Business until the Closing Date. The Seller shall ensure that Mr. Richardson's employment in the Business shall be terminated at the Closing. If Mr. Richardson's employment shall transfer to any of the Thermo Parties by reason of the operation of the Transfer Regulations, the relevant Thermo Party shall be entitled to terminate the same. The Seller shall indemnify the Thermo Parties against any costs, liabilities or expenses incurred as a result of his employment or the termination thereof (including under any employment agreement, severance agreement or benefit or welfare plan of any kind, or under applicable law).

             7.24 Restrictive Trade Practices Act 1976. Notwithstanding any other provision of this Agreement, no Party which carries on business within the United Kingdom shall give effect to, or enforce or purport to enforce any restriction contained in this Agreement or in any arrangement of which this Agreement forms part and by virtue of which this Agreement is subject to registration under the Restrictive Trade Practices Act 1976 until the day after particulars of this Agreement and any such arrangement shall have been furnished to the Office of Fair Trading pursuant to section 24 of that Act.

        8.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER TO
        CLOSE.

             The obligation of the Buyer to close the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions precedent (it being understood that any such condition may be waived by the Buyer in whole or in part at any time and from time to time at its sole discretion):

             8.1 Fulfillment of the Seller's Covenants. The Seller shall have fulfilled or complied in all material respects with each covenant, obligation and agreement required to be fulfilled
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        or complied with by it  prior to the Closing Date under this
        Agreement.

             8.2 Accuracy of the Seller's Representations. No event shall have occurred at any time and no condition shall exist which makes any of the representations or warranties of the Seller contained in this Agreement untrue or incorrect on the date when made or on the Closing Date (or if a representation or warranty is made as of a specific date, untrue or incorrect as of such date) except any such event or condition that would not (together with all other such events or conditions) be a Material Event; provided, however, that if any event or condition shall exist which makes any of the representations or warranties of the Seller contained in this Agreement untrue or incorrect on the date when made or on the Closing Date (or, if a representation or warranty is made as of a specific date, untrue or incorrect as of such date), and such event or condition would not (together with all other such events or conditions) be a Material Event, then the Seller shall indemnify the Buyer for any Loss resulting from such event or condition pursuant to Section 11.

             8.3  Authorizations and Consents.  The  Seller, each
        Company, each Asset Seller and each Share Seller shall have obtained all necessary consents and waivers for the assignment, transfer, sublease or sublicense of the Restricted Assets listed on Schedule 8.3.

             8.4 No Litigation. No injunction shall be outstanding which would prevent consummation of the transactions contemplated by this Agreement. No legal action, suit, proceeding, investigation or inquiry shall be pending wherein an unfavorable judgment, order, decree, stipulation, ruling, decision or injunction would (i) prevent consummation of the sale of any material portion of the Assets or Shares as contemplated by this Agreement, (ii) cause the sale of any material portion of the Assets or Shares as contemplated by this Agreement to be rescinded following consummation, or (iii) be a Material Event.

             8.5 Seller's Certificate. The Seller shall have delivered to the Buyer a certificate dated the Closing Date and executed by an executive officer of the Seller to the effect that each of the conditions specified in Sections 8.1, 8.2, 8.3, and 8.4 is satisfied in all respects to the knowledge of such executive officer.

             8.6 Resignations. The Buyer shall have received the resignations of each of the directors and officers of each Company whose resignation has been requested by the Buyer at least ten business days prior to the Closing Date.

             8.7 Certain Consents. All authorizations, approvals, consents, permits or waivers listed on Schedule 8.7 shall have been obtained.

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             8.8  Legal Opinions.   The Buyer shall have received such
        opinions from counsel to the Seller in the U.S., U.K., Germany, Switzerland and Italy as the Buyer shall reasonably request.

             9.   CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO
        CLOSE.

             The obligation of the Seller to close the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions precedent (it being understood that any such condition may be waived by the Seller in whole or in part at any time and from time to time at is sole discretion):

             9.1 Fulfillment of the Buyer's Covenants. The Buyer shall have fulfilled or complied in all material respects with each covenant, obligation and agreement required to be fulfilled or complied with by it prior to the Closing Date under this Agreement.

             9.2 Accuracy of the Buyer's Representations. No event shall have occurred at any time and no condition shall exist which makes any of the representations or warranties of the Buyer or the Parent contained in this Agreement untrue or incorrect on the date when made or on the Closing Date (or if a representation or warranty is made as of a specific date, untrue or incorrect as of such date), except any such event or condition that would not reasonably be expected to have a material adverse effect on the ability of either the Buyer or the Parent to consummate the transactions contemplated hereby.

             9.3 No Litigation. No injunction shall be outstanding which would prevent consummation of the transactions contemplated by this Agreement. No legal action, suit or proceeding, investigation or inquiry shall be pending wherein an unfavorable judgment, order, decree, stipulation, ruling, decision or injunction would (i) prevent the consummation of the sale of any material portion of the Assets or Shares as contemplated hereby or (ii) cause the sale of any material portion of the Assets or Shares as contemplated by this Agreement to be rescinded following consummation.

             9.4 Buyer's Certificate. The Buyer shall have delivered to the Seller a certificate dated the Closing Date and executed by an executive officer of the Buyer to the effect that each of the conditions specified in Sections 9.1 through 9.3 is satisfied in all respects to the knowledge of such executive officer.

             9.5 Certain Consents. All authorizations, approvals, consents, permits or waivers listed on Schedule 9.5 shall have been obtained.

             9.6  Legal Opinions.  The Seller shall have received an
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        opinion from (i) the General Counsel of the Buyer and the Parent, and (ii) Warner Cranston, counsel to the Buyer in the United Kingdom, each of which shall be in such form as the Seller shall reasonably request.

        10.  CLOSING.

             (a) Subject to the conditions set forth in Sections 8 and 9, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, 10005 at 9:00 a.m., local time, on the later of (i) March 29, 1996 or (ii) the fifth business day following satisfaction or waiver of each of the conditions contained in this Agreement, or on such other date as the Buyer and the Seller may mutually agree (such date being herein called the "Closing Date"). Failure to close on such date shall not relieve either party hereto of its obligations under this Agreement. All transactions at the Closing shall be deemed to take place simultaneously at 12:01 p.m. U.S. Eastern Time on the Closing Date, and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

             (b)  At the Closing:

             (i) the Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 8;

             (ii) the Buyer shall deliver to the Seller the various certificates, instruments and documents referred to in Section 9;

             (iii) the Seller shall cause each Share Seller to execute and deliver to the Buyer the certificates, stock powers, share transfer forms, deeds of transfer and other documents referred to in Sections 2.2 and 2.6(a);

             (iv) the Seller shall cause each Asset Seller to execute and deliver to the Buyer the Bills of Sale and other documents referred to in Sections 2.3 and 2.6(a) or, as applicable, effect physical delivery pursuant to Section 2.6(a);

             (v) the Buyer shall execute and deliver to the Seller the instruments of assumption and other documents referred to in
        Section 3.3;

             (vi) the Buyer and the Seller shall execute and deliver the Transition Services Agreement;

             (vii) the Buyer shall pay to the Seller the portion of the Purchase Price as specified in Section 2.1;

             (viii)    the Seller shall deliver to the Buyer, or
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        otherwise put the Buyer in possession and control of, all of the assets of the Business of a tangible nature; and

             (ix) the Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

        11.  INDEMNIFICATION.

             11.1 By the Seller. The Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all liabilities, damages, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation, investigations, inquiries by Governmental Bodies or related proceedings) ("Losses") incurred or suffered by the Buyer or any Affiliate of the Buyer resulting from, relating to or constituting:

             (a) any breach of any representation or warranty of the Seller contained in this Agreement;

             (b) any failure to perform any covenant or agreement of the Seller contained in this Agreement;

             (c)  any Excluded Liabilities;
             (d)  any Excluded Company Liabilities;

             (e)  any and all Taxes to the extent specified in Section
        7.9(b)(i);

             (f) the German reorganization, consisting of the liquidation of Haake Verwaltung GmbH & Co. KG and transfer of those entities' assets related to the Business to Gebruder Haake GmbH;

             (g) any underfunding of any Foreign Retirement Plan other than the Fisons UK Pension Fund; and

          (h) subject to the Buyer's compliance after the Closing with all applicable requirements, any failure by the Seller to have obtained prior to the Closing all third party consents necessary for the assignment to the Buyer of the Assets listed on
        Schedule 8.3.

             11.2 By the Buyer and the Parent. The Buyer and the Parent, jointly and severally, shall indemnify the Seller in respect of, and hold the Seller harmless against, any and all Losses incurred or suffered by the Seller or any Affiliate thereof resulting from, relating to or constituting:

             (a) any breach of any representation or warranty of the Buyer or the Parent contained in this Agreement;
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             (b)  any failure to perform any covenant or agreement of the
        Buyer or the Parent contained in this Agreement;

             (c)  any Assumed Liabilities;

             (d) the use of the Retained Names and Logos by the Buyer or the Parent or any Subsidiary or successor thereof, whether or not in accordance with this Agreement;

             (e) any and all Taxes to the extent specified in Section 7.9(b)(ii) hereof;

             (f) any claim for severance pay, termination pay, redundancy pay, pay in lieu of notice or any other claim for similar compensation or damages relating to the termination of any Continuing Employee on or after the Closing Date; however, this paragraph (f) shall not apply to any Loss pertaining to the Fund (as defined in Exhibit A); and

             (g) (expressions used in this paragraph (g) have the same meanings as in Exhibit D) any claim which arises in consequence of Regulation 7 of the Transfer Regulations causing liabilities relating to the Fund not to transfer to the Buyer as mentioned in that Regulation and which relate to a UK Employee (or to any spouse or dependent of a UK Employee) who has not been provided with the whole or any part of any benefit as provided under the Fund (whether in relation to employment before or after the Closing Date) or any claim relating to the cost of such benefit, but excluding any claim arising out of (i) a breach of contract by the Seller (other than a claim in consequence of the Buyer not providing benefits which are equivalent to those provided under the Fund); (ii) a breach of trust in relation to the Fund; and
        (iii) any claim by a Consenting Member in relation to the amount of the Transfer Amount determined by the Seller's Actuary as attributable to him. To the extent that a claim relates to a period of employment before the Closing Date, this indemnity is subject to payment of the Transfer Amount in accordance with Exhibit D.

             11.3 Limitations on Indemnification.

             (a) Except as provided in Section 11.3(c)(ii) or Section 8.2, each party's obligation to indemnify the other for Losses arising under Section 11.1(a) or Section 11.2(a), as the case may be, shall be limited as to amount, as follows:

             (i) The Indemnitor shall not be required to indemnify the Indemnitee for any Loss except to the extent that the amount of such Loss, when added to the aggregate amount of all other Losses indemnifiable under this Section 11, exceeds #1,600,000 (the "Indemnification Threshold");

             (ii) The Indemnitor shall not be required to indemnify the
                                       63
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





        Indemnitee for any Losses which, when added to the aggregate amount of all other Losses indemnifiable under this Section 11, exceed one-half (1/2) of the Purchase Price in the aggregate; and

             (iii) The Indemnitor shall not be required to indemnify the Indemnitee for Losses indemnifiable under this Section 11 if the claim for indemnification involves less than #80,000 (the "Minimum Claim Amount"); provided, however, that (W) until the Indemnification Threshold is exceeded, the Minimum Claim Amount shall be reduced to #5,000 for purposes of the application of otherwise indemnifiable Losses toward the Indemnification Threshold, (X) for purposes of determining whether the Minimum Claim Amount has been exceeded, all claims arising out of the same or similar circumstances shall be treated as a single claim, and (Y) after the Indemnification Threshold has been exceeded, with respect to any indemnifiable claim that exceeds the Minimum Claim Amount, the entire claim (not just the amount in excess of #80,000) shall be indemnifiable.

             (b) Except as provided in Section 11.3(c)(i), neither the Seller nor the Buyer shall be entitled to make any claim for indemnification arising under Section 11.1(a) or Section 11.2(a), as the case may be, after the date that is 18 calendar months after the Closing Date, unless the Seller or the Buyer, as the case may be, shall have asserted such claim for indemnification prior to such date, stating with reasonable specificity the nature, facts and circumstances of such claim, in which event such claim shall survive until the resolution thereof. If a claim for indemnification is asserted prior to the applicable expiration date, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until the resolution of such claim.

             (c) Notwithstanding any other provision to the contrary herein:

             (i)  the representations contained in Section 5.2,
        Section 5.3, Section 5.4 (to the extent that any breach of representation or warranty arising under Section 5.4 relates to the right of any person or entity, including, without limitation, any Governmental Body, to cause the transactions completed by this Agreement to be rescinded following consummation), and
        Section 5.9(a) shall survive without time limit;

             (ii) none of the provisions of Section 11.3(a) shall apply with respect to Losses arising from breaches of the representations described in Section 11.3(c)(i), and the maximum amount of Losses for which an Indemnitor shall be liable with respect to such Losses shall be equal to the Purchase Price; and

             (iii) the Buyer and the Parent shall not be required to indemnify the Seller and its Affiliates under Section 11.2(g) for Losses, which when added to the aggregate amount of all other Losses indemnifiable under Section 11.2(g), exceeds #1,000,000.
                                       64
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             (d)  Except with respect to claims based on actual fraud,
        the rights of the Buyer and the Seller under this Section 11 shall be the exclusive remedy of the Buyer and the Seller, respectively, with respect to claims resulting from or relating to (X) any breach of representation or warranty or failure to perform any covenant or agreement of the Seller or the Parent or Buyer, respectively, contained in this Agreement, or (Y) any Excluded Liabilities.

          (e) Notwithstanding Section 1.3, all Losses indemnifiable under Section 11 shall be indemnified in the currency in which such Losses were incurred.


             11.4 Third-Party Claims.

             (a) In the event that any legal proceedings shall be instituted or any claim or demand shall be asserted by any Person other than a party hereto, any Affiliate of a party hereto or any officer, director or holder of more than 10% of the stock of any such party (a "Third-Party Claim") in respect of which indemnification may be sought by any party or parties from any other party or parties under the provisions of this Section 11, the party or parties that may seek indemnification (collectively, the "Indemnitee") shall cause written notice in reasonable detail of the assertion of any Third-Party Claim of which it has knowledge that is covered by this indemnity to be forwarded promptly to the party from which indemnification may be sought (the "Indemnitor"); provided that, if any taxing authority proposes an adjustment, questions the treatment of any item, or commences an examination or audit, which adjustment, question, examination or audit could, if pursued successfully, reasonably be expected to give rise to a claim relating to Section 5.8 or
        Section 7.9 (a "Tax Dispute"), then such Tax Dispute shall constitute a Third-Party Claim under this Section 11.4, and the party hereto first receiving notice of such Tax Dispute shall promptly notify in writing the other party hereto; provided further that the failure of an Indemnitee to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Indemnitor has been damaged by such failure. The Indemnitor shall have the right, at its option and at its own expense, to be represented by counsel of its choice and to participate in the defense, negotiation and/or settlement of any Third-Party Claim.

             (b) In connection with any Third-Party Claim, the Indemnitor, at the sole cost and expense of the Indemnitor, may, upon written notice to the Indemnitee, assume the defense of any such Third-Party Claim if (i) the Indemnitor acknowledges in writing the obligation of the Indemnitor to indemnify in accordance with the terms of this Agreement the Indemnitee with respect to such Third-Party Claim, (ii) the Third-Party Claim seeks monetary damages solely or is a Tax Dispute and (iii) an
                                       65
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        adverse resolution of the Third-Party Claim would not have a material adverse effect on the goodwill or reputation of or the future conduct of the business of the Indemnitee; provided, however, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its own expense; and provided further, however, that if the Indemnitor assumes control of such defense and the Indemnitee reasonably concludes that the Indemnitor and the Indemnitee have conflicting interests or different defenses available with respect to such action, suit or proceeding, or if the Indemnitor elects not to assume such defense, then the reasonable fees and expenses of counsel to the Indemnitee shall be considered "Losses" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

             (c) The Indemnitee shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnitor, which shall not be unreasonably withheld, unless the Indemnitee waives any right to indemnity therefor by
        the Indemnitor.   Notwithstanding the foregoing,  if a customer
        or a supplier of the Business asserts that the Buyer is liable to such customer or supplier for a monetary or other obligation which may constitute or result in Losses for which the Buyer may be entitled to indemnification pursuant to this Section 11 and the Buyer reasonably determines that it has a valid business reason to fulfill such obligations, then (i) the Buyer shall be entitled to satisfy such obligation without prior notice to or consent from the Seller, (ii) the Buyer may make a claim for indemnification pursuant to this Section 11 and (iii) the Buyer shall be reimbursed, in accordance with the provisions of this
        Section 11, for any such Losses for which it is entitled to indemnification pursuant to the provisions of this Section 11; provided, however, that if the Buyer makes a claim for indemnification in accordance with this sentence the Seller shall not be deemed to have waived any defense to such claim by the Buyer, notwithstanding the Buyer's prior satisfaction of the obligation for which indemnification is sought, and it shall not be a defense to the Buyer's claim for indemnification that the Buyer has satisfied the obligation for which indemnification is sought.

             (d) After final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnitee and the Indemnitor shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Indemnitor, the Indemnitee shall forward to the Indemnitor notice of any sums due and owing hereunder by the Indemnitor with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnitee
                                       66
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        by check within 30 days after the date of such  notice.  Any payment not made when due under this Section 11 shall bear interest, compounded monthly on the last day of each calendar month, from the due date, at an interest rate equal to one percent above LIBOR, as in effect from time to time.

        12.  TERMINATION.

             12.1 Termination Events. Subject to the other provisions of this Section 12, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned:

             (a) By either the Seller or the Buyer if a material default or breach shall be made by the other with respect to (i) the due and timely performance of any of its covenants and agreements contained herein, or (ii) the due compliance with any of its representations and warranties contained in Sections 5 or 6, as the case may be, except (in the case of Seller) for any lack of compliance that arises from an event or condition that (together with all other events or conditions) would not be a Material Event, and such breach or default has not been (i) cured within 15 days after notice thereof is given to the breaching party or
        (ii) waived by the non-breaching party;

             (b)  (i) by the Buyer if all of the conditions set forth in
        Section 8 shall not have been satisfied on or before the Termination Date, other than through failure of the Buyer to fully comply with its obligations hereunder, or shall not have been waived by it on or before such dates; or (ii) by the Seller, if all of the conditions set forth in Section 9 shall not have been satisfied on or before the Termination Date, other than through failure of the Seller to fully comply with its obligations hereunder, or shall not have been waived by it on or before such dates; or

             (c)  by mutual written consent of the Seller and the Buyer.

             12.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties hereunder shall terminate; provided, however, that if  this Agreement is so terminated by one party pursuant to
        Section 12.1(a) or 12.1(b)(i) or (ii) because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's failure to comply with its obligations under any provision of this Agreement, it is expressly agreed and understood that such party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired. No termination of this
         Agreement shall act to terminate or otherwise impair the obligations set forth in Sections 13.3, 13.12 and 13.13.


                                       67
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        13.  MISCELLANEOUS.

             13.1 Amendments. This Agreement may be amended only by a written agreement signed by the Seller, the Buyer and the Parent.

             13.2 Notices.  All notices, requests, demands and other
        communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered if delivered personally or sent by facsimile to the persons identified below, or three days after mailing if mailed by certified or registered U.S mail, postage prepaid, return receipt requested, addressed as follows, or two business days after mailing by nationally recognized express courier, addressed as follows:

                       (a)  if to the Buyer:
                            Thermo Instrument Systems Inc.
                            81 Wyman Street
                            Waltham, Massachusetts 02254
                            Attention: General Counsel
                            Facsimile: (617) 622-1283

                       (b)  if to the Parent:
                            Thermo Electron Corporation
                            81 Wyman Street
                            Waltham, Massachusetts 02254
                            Attention: General Counsel
                            Facsimile:  (617) 622-1283

                       (c)  if to the Seller:
                            Fisons plc
                            Fison House Princes Street
                            Ipswich Suffolk IP1 1QH
                            England
                            Attention: John M. Bailey
                            Facsimile: (44)-0473-231540

                            with a copy to:
                            Cahill Gordon & Reindel
                            80 Pine Street
                            New York, New York 10005
                            Attention: John P. Mitchell, Esq.
                            Facsimile: (212) 269-5420

        Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 13.2.

             13.3 Expenses. Except as otherwise provided herein (including, without limitation, Sections 4.3), each party to this Agreement shall pay its own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.
                                       68
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             13.4 Waiver.  Waiver of any term or condition of this
        Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

             13.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             13.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

             13.7 Entire Agreement.  This Agreement, including the
        Exhibits and Schedules hereto, constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including, without limitation, the confidentiality undertaking dated as of October 3, 1994, as amended, and the 1995 Agreement.

             13.8 Assignment. This Agreement shall not be assigned by the Parent, the Buyer, the Seller or by operation of law or otherwise, except that the Buyer may assign some or all of its rights, interests and/or obligations hereunder to one or more affiliates of the Buyer ("Designated Transferees"); provided, however, that any such assignment shall not relieve either the Buyer or the Parent of its respective obligations hereunder. If the Buyer assigns any of its rights, interests and/or obligations hereunder to one or more Designated Transferees, then, unless the context otherwise requires, all references herein to the Buyer shall mean and include the respective Designated Transferees. It is the intention of the parties that the Assets of Fisons Instruments (S.E.A.) Pty. Ltd. shall be acquired by Thermo SID (Australia) Pty. Ltd., which shall be considered a Designated Transferee hereunder.

             13.9 Governing Law; Time of the Essence.  This Agreement
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        shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to principles of conflicts of law) as to all matters and issues relating to the transactions contemplated by this Agreement, including but not limited to, matters and issues of validity, construction, effect, performance and remedies; provided, however, that the terms and conditions set forth in Exhibit B and Exhibit D shall be governed by the law of England. Time is of the essence in the performance of this Agreement.

             13.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

             13.11 Conditions and Documents. All parties shall use their best efforts to satisfy the conditions to Closing and otherwise consummate the transactions contemplated by this Agreement, including the execution of such documents as may be reasonably necessary to effectuate the purposes of this Agreement. Without limiting the generality of the foregoing, the Seller shall cause each Share Seller and Asset Seller to execute such documents, and to take such actions, as may be necessary to enable the Seller to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

             13.12 Publicity. Until the business day after the Closing Date and except for any public disclosure which the Buyer or the Seller in good faith believes is required by law or applicable stock exchange rules, neither party shall issue any press release or make any other public announcement regarding the transactions contemplated hereby, without the prior written approval of the other party, which shall not be unreasonably withheld. The parties hereto shall issue a mutually acceptable press release as soon as practicable after the execution of this Agreement and as soon as practicable after the Closing.

             13.13 Confidential Information. In connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, each party hereto will have access to data and confidential information relating to the other party. Each party hereto shall treat such data and information as confidential, preserve the confidentiality thereof and not duplicate or use such data or information, except in connection with the transactions contemplated hereby, and in the event of the termination of this Agreement for any reason whatsoever, each party hereto shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use reasonable efforts, including instructing its employees who have had access to such information, to keep confidential and not to use any such data or information;
                                       70
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        provided, however, that such  obligations shall not apply to any data and information (i) which, at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the receiving party,
        (iii) which the receiving party knew or to which the receiving party had access (without violating any right of the disclosing party) prior to disclosure by the disclosing party, (iv) which is required by law, regulation or stock exchange rule, or in connection with legal process, to be disclosed, or (v) which is disclosed by a receiving party to its attorneys or accountants, who shall respect the above restrictions.

             13.14 Submission to Jurisdiction and Venue. Any legal suit, action, or proceeding arising out of or relating in any way to this Agreement, any other agreement or instrument contemplated herein or the transactions contemplated hereby, including but not limited to actions seeking specific performance of the terms of this Agreement, actions for indemnity, actions seeking declaratory relief regarding the terms of this Agreement or actions for breach of this Agreement, shall be institute exclusively in the United States District Court for the Southern District of New York, United States of America (the "Southern District Court"), or if such court shall not have subject matter jurisdiction over such action, a court of general jurisdiction of the State of New York located in the City of New York, Borough of Manhattan (a "New York Court"). Each party hereby waives any objection whatsoever that it may have now or hereafter to the laying of the venue of any such suit, action or proceeding exclusively in the Southern District Court or a New York Court,
        as the case may be, and irrevocably submits to the exclusive jurisdiction of the Southern District Court in any such suit, action or proceeding or, if such court shall not have subject matter jurisdiction over such action, the New York Courts. In the event that any legal suit, action or proceeding of any kind is commenced in or brought in any court other than in the
        Southern District Court (or, if the Southern District Court shall not have subject matter jurisdiction over such action, a New York Court), the parties agree to, and shall cause their respective Subsidiaries and Affiliates that they control to, transfer and/or remove any such legal suit, action or proceeding to the Southern District Court (or, if the Southern District Court shall not have subject matter jurisdiction over such action, a New York Court), or to immediately dismiss without prejudice such legal suit, action or proceeding. Each of the Seller and the Buyer hereby designates CT Corporation System (the "Agent") as its authorized agent to accept and acknowledge on its behalf service of any and all process that may be served in any such suit, action or proceeding in any such court. Each of the Seller and the Buyer agrees that service of process upon the Agent at its office at 1633 Broadway, New York, New York 10009 (or at such other address in New York County, New York as such agent may designate by written notice to the parties) and written notice of said service air mailed or delivered to a party hereto at the address for notice established pursuant to Section 13.2 shall be deemed in
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        every respect effective service of process upon such party in any such suit, action or proceeding and shall be taken and held to be valid personal service upon such party whether or not such party shall then be doing, or at any time shall have done, business within the State of New York, and that any such service of process shall be of the same force and validity as if service were made upon such party according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Nothing in this Section 13.14, however, shall affect the right of either party to serve legal process in any other manner permitted by law.

             13.15 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

        [Remainder of this page intentionally left blank.]


             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written. THERMO INSTRUMENT
        SYSTEMS INC.


                                 By: ______________________________
                                 Name: ____________________________
                                 Title: _____________________________


                                 THERMO ELECTRON CORPORATION


                                 By:____________________________
                                 Name:__________________________
                                 Title:_________________________


                                 FISONS plc


                                 By:____________________________
                                 Name:__________________________
                                 Title:_________________________




        AA960880072
                                       72
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






                                    Exhibit A
                                    ---------


                  "Accounting Principles" means the accounting principles
                   ---------------------
             set forth on Schedule 5.7A.
                          --------------

                  "Accounts Receivable"  shall have the meaning given
                   -------------------
             such term in Section 7.16(b).

                  "Affiliate"  shall mean, with respect to any Person,
                   ---------
             any other Person that directly, or indirectly, through one or more intermediaries, is controlled by such Person and, with respect to Seller, shall include RPR and any other Person that is, directly or indirectly, through one or more intermediaries, controlled by RPR.

                  "Agent" shall have the meaning given such term in
                   -----
             Section 13.14.

                  "Assets" means all of the assets, properties and
                   ------
             rights, whether real, personal, tangible or intangible, of every kind, nature and description, owned or held by the Asset Sellers relating primarily to the Business, including without limitation (i) all trade and other accounts receivable and notes receivable; (ii) all inventories of raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items; (iii) all machinery, equipment, tools and tooling, furniture, fixtures, leasehold improvements and motor vehicles; (iv) all real property, leaseholds and subleaseholds in real property, and easements, rights-of-way and other appurtenants thereto; (v) all Proprietary Rights and associated goodwill; (vi) all rights under contracts, agreements or instruments (including without limitation the Restricted Assets to the extent provided in Section 2.8);
             (vii) all claims, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment, including all rights under warranties but excluding any such items relating to Taxes for which the Seller is liable pursuant to Section 7.9; (viii) all permits; (ix) all books, records, accounts, ledgers, files, documents, correspondence, lists (customer or otherwise), product and sales literature, drawings or specifications, employment records, manufacturing and technical manuals, advertising and promotional materials, studies, reports and other printed or written materials; provided, however, that
                                                  --------  -------
             the Seller and its Subsidiaries shall be permitted to retain copies of all Tax Returns and other records and documents that may reasonably be required to comply with tax law requirements, and (x) all claims and defenses to the extent relating to any of the foregoing or to the Assumed Liabilities, but excluding the Excluded Assets and any of
                              ---------
             the Shares.
                                       73
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                  "Asset Seller" and "Asset Sellers" mean, respectively,
                   ------------       -------------
             each of, and all of, the Seller, the Business Sellers and the Division Sellers.

                  "Assumed Liabilities" shall have the meaning given such
                   -------------------
             term in Section 3.1.

                  "Balance Sheet" means the audited combined balance
                   -------------
             sheet of the Business as of December 31, 1994 derived from the audited financial statements of the Seller prepared by the Seller, which balance sheet shall be accompanied by an unqualified opinion of Price Waterhouse.

                  "Balance Sheet Date" means December 31, 1994.
                   ------------------

                  "Business" means the business of the Instruments
                   --------
             Division of the Seller other than the business of the Excluded Product Lines.

                  "Business Seller" and "Business Sellers" mean,
                   ---------------       ----------------
             respectively, each of, and all of, the companies designated as such on Schedule 1, which comprise those Subsidiaries of
                        ----------
             the Seller whose sole business is the Business, and which are selling assets to the Buyer.

                  "Buyer" means Thermo Instrument Systems Inc., a
                   -----
             Delaware corporation and/or, as the context requires, any Designated Transferee.

                  "Buyer's Foreign Actuary"  means any actuary, benefit
                   -----------------------
             consultant or similar qualified person retained by the Buyer for purposes of evaluating the funding of any Foreign Plan.

                  "CERCLA" shall have the meaning given such term in
                   ------
             Section 5.28.

                  "Closing" shall have the meaning given such term in
                   -------
             Section 10.

                  "Closing Date" shall have the meaning given such term
                   ------------
             in Section 10.

                  "Closing Balance Sheet" shall have the meaning given
                   ---------------------
             such term in Section 4.1(b).

                  "Code" means the U.S. Internal Revenue Code of 1986, as
                   ----
             amended and in effect.

                  "Collection Period"  shall have the meaning given such
                   -----------------
             term in Section 7.16(b)

                  "Company" and "Companies" mean, respectively, each of,
                   -------       ---------
             and all of, the companies designated as such on Schedule 1,
                                                             ----------
                                       74
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





             which comprise those Subsidiaries of the Seller whose sole business is the Business, and the shares of which are to be sold to Buyer pursuant to the terms of this Agreement.

                  "Company Assets" means all of the assets, properties
                   --------------
             and rights, whether real, personal, tangible or intangible, of every kind, nature and description, owned or held by the Companies.

                  "Company Liabilities" means all liabilities of each
                   -------------------
             Company of any nature, known or unknown, fixed, contingent or otherwise, arising out of or relating to the conduct of the Business prior to the Closing Date, except for Excluded Company Liabilities.

                  "Competitive Business"  shall have the meaning given
                   --------------------
             such term in Section 7.14(a).

                  "Continuing Employee" means each employee (i) employed
                   -------------------
             in the Business by any of the Asset Sellers who accepts employment with the Buyer pursuant to Section 7.6 or (ii) who remains an employee of any of the Companies immediately following the Closing.

                  "Covenants" means agreements, stipulations,
                   ---------
             restrictions, rights and other matters affecting the U.K. Properties whether or not the same are referred to in the registers maintained in relation to the U.K. Properties by the English Land Registry and its Land Charges Department, but "Covenants" does not include any mortgage, charge, lien or other security interest whatsoever.

                  "Designated Transferees" shall have the meaning given
                   ----------------------
             such term in Section 13.8.

                  "Division Seller" and "Division Sellers" mean,
                   ---------------       ----------------
             respectively, each of, and all of , the entities designated as such on Schedule 1, which comprise those companies
                        ----------
             affiliated with the Seller (including the Seller) that carry on both the Business and other businesses and that are selling all of their assets used primarily in the Business to the Buyer.

                  "Division" and "Divisions" mean, respectively, each of,
                   --------       ---------
             and all of, the divisions conducting the Business within the Division Sellers.

                  "Dormant Shell" and "Dormant Shells" mean,
                   -------------       --------------
             respectively, each of, and all of, the companies designated as such on Schedule 1, which comprise those Subsidiaries of
                        ----------
             the Seller that have no assets or operations.

                  "Draft Closing Balance Sheet"  shall have the meaning
                   ---------------------------
             given such term in Section 4.1(a).
                                       75
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                  "Encumbrances" means claims, liens, pledges, charges,
                   ------------
             encumbrances, equities, options, calls, voting trusts, agreements, commitments, restrictions and any other security interests whatsoever.

                  "Environmental Law" shall have the meaning given such
                   -----------------
             term in Section 5.28(a).

                  "Environmental Liabilities"  means any and all Losses
                  --------------------------
             incurred by the Buyer arising out of (i) any actual or alleged release of any Materials of Environmental Concern into the environment relating to the operation of the Business prior to the Closing Date, (ii) any actual or alleged release of any Materials of Environmental Concern into the environment commencing prior to the Closing Date at any site owned or operated by any of the Asset Sellers prior to the Closing Date or to which any Materials of Environmental Concern were actually or allegedly transported by or on behalf of any of the Asset Sellers prior to the Closing Date, or (iii) the actual or alleged violation of any Environmental Law by any Asset Seller commencing prior to the Closing Date; provided, however, that Environmental Liabilities shall not include (a) with respect to any actual or alleged release of any Materials of Environmental Concern or any violation of any Environmental Law commencing prior to the Closing Date and continuing after the Closing Date at any site owned or operated by the Buyer after the Closing and owned or operated by any Asset Seller prior to the Closing, any Loss incurred by the Buyer arising from the portion of such release or violation occurring after the earlier of (1) 30 days after the Buyer's discovery of such release or violation or (2) the first anniversary of the Closing Date, or (b) any Loss incurred by the Buyer arising from the performance of any remediation, or the giving of any notice to a Governmental Body, to the extent not required by any applicable Environmental Law or not in response to any Third Party Claim, it being understood that the cost of performing any study, assessment or other action in connection with any such non-required remediation shall not be a Loss.

                  "ERISA" means the Employee Retirement Income Security
                   -----
             Act of 1974, as amended.

                  "ERISA Affiliate" means any entity which is or was at
                   ---------------
             any time on or after the date on which RPR's tender for shares of the Seller became unconditional, a member of (i) a controlled group of corporations (as defined in
             Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in
             Section 414(c) of the Code), or (iii) an affiliated service group (as defined in Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which
                                       76
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





             includes the Seller, any Share Seller, any Asset Seller or any Company.

                  "Excluded Assets" shall have the meaning given such
                   ---------------
             term in Section 2.5.

                  "Excluded Company Liabilities" means any liabilities
                   ----------------------------
             that would be Excluded Liabilities, or would not be Assumed Liabilities, if the Companies were Asset Sellers hereunder.

                  "Excluded Product Lines" means the "Business", as such
                  ------------------------
             term is defined in the Sale of Business Agreement for the sale of a Mass Spectrometry Business of Fisons plc dated the date hereof between the Seller and Micromass Limited.

                  "Excluded Liabilities" shall have the meaning given
                   --------------------
             such term in Section 3.2.

                  "FTA" shall have the meaning given such term in Section
                   ---
             8.8.

                  "Financial Statements" means the Balance Sheet and the
                   --------------------
             combined statements of operations of the Business for the year ended December 31, 1994 prepared by the Seller and derived from the audited financial statements of the Seller, to which is attached an unqualified opinion of Price Waterhouse.

                  "Foreign Plans" shall have the meaning given such term
                   -------------
             in Section 5.25.

                  "Foreign Retirement Plan" shall have the meaning given
                   -----------------------
             such term in Section 5.25.

                  "Foreign Transition Period" shall have the meaning
                   -------------------------
             given such term in Section 7.7(a).

                  "Foreign Welfare Plan" shall have the meaning given
                   --------------------
             such term in Section 5.25.

                  "GAAP" shall have the meaning given such term in
                   ----
             Section 4.1(a).

                  "Governmental Body" shall have the meaning given such
                   -----------------
             term in Section 5.19.

                  "Income Taxes" means any Taxes assessable on, or
                   ------------
             measured with respect to, net income.

                  "Indemnification Threshold" shall have the meaning
                   -------------------------
             given such term in Section 11.3(a)(i).

                  "Indemnitee" shall have the meaning given such term in
                   ----------
             Section 11.4.
                                       77
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






                  "Indemnitor" shall have the meaning given such term in
                   ----------
             Section 11.4.

                  "Intellectual Property" shall have the meaning given
                   ---------------------
             such term in Section 5.15.

                  "Interim Financial Statements" means the unaudited
                  -----------------------------
             balance sheet and combined statements of operations for the Seller's Scientific Instruments Division as of and for the year ended December 31, 1995.

                  "IRS" means the U.S. Internal Revenue Service.
                   ---

                  "ISRA" shall have the meaning given such term in
                   ----
             Section 7.3(c).

                  "Laws and Regulations" shall have the meaning given
                   --------------------
             such term in Section 5.20.

                  "Leased Real Estate" means the real property listed on
                   ------------------
             Schedule 5.11.
             -------------

                  "LIBOR" shall have the meaning given such term in
                   -----
        Section 4.1(e).

                  "Losses" shall have the meaning given such term in
                   ------
             Section 11.1.

                  "Material Adverse Effect"  shall mean a Loss to the
                   -----------------------
             Business of more than #80,000 (except to the extent such Loss results from the actions or omissions of Buyer or its Subsidiaries).

                  "Material Event"  means any event or condition that
                   --------------
             would be reasonably likely to result in a Loss to the Business of at least #6,000,000.

                  "Material Permits"  shall have the meaning given such
                   ----------------
             term in Section 5.29.

                  "Materials of Environmental Concern" shall have the
                   ----------------------------------
             meaning given such term in Section 5.28(b).

                  "Minimum Claim Amount" shall have the meaning given
                   --------------------
             such term in Section 11.3(a)(iii).

                  "Net Book Value"  shall have the meaning given such
                   --------------
             term in Section 4.1(e).

                  "New Receivable"  shall have the meaning given such
                   --------------
             term in Section 7.16(d).

                  "New York Court" shall have the meaning given such term
                   --------------
                                       78
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





             in Section 13.14.

                  "Neutral Auditors" shall have the meaning given such
                   ----------------
             term in Section 4.1(b).

                  "Neutral Broker" shall have the meaning given such term
                   --------------
             in Section 4.1(b).

                  "NJDEPE" shall have the meaning given such term in
                   ------
             Section 7.3(c).

                  "Occupation Leases" means, in respect of the U.K.
                   -----------------
             Properties, the leases, tenancy agreements, licenses and other rights of occupation to which the U.K Properties are subject as referred to in Part B of Schedule 5.10, and "Occupation Lease" means any of them, and, in relation to an Occupation Lease, references to the landlord include the person on which a license or rights of occupation are binding and references to the tenant include the licensee or person with the benefit of those rights.

                  "Ordinary Course of Business" means the ordinary course
                   ---------------------------
              of business of the Business consistent with past practice
             and custom.

                  "Owned Real Estate" means the real property listed on
                   -----------------
             Schedule 5.10.
             -------------

                  "Parent"  means Thermo Electron Corporation.
                   ------

                  "Permitted Encumbrances" means any of the following,
                   ----------------------
             but only to the extent relating solely to Assumed
             Liabilities: (a) liens for current Taxes and assessments not yet delinquent or Taxes the validity of which are being contested in good faith by appropriate proceedings, (b) such restrictions, easements and customary utility easements, if any, as do not materially impair the utility of the affected properties in their current uses in the Business,
             (c) liens of employees, laborers, carriers, warehousemen, mechanics and materialmen for current wages or accounts payable not yet delinquent, (d) liens and charges incident to construction or maintenance, which have either not been filed of record or have been filed of record and are being contested in good faith by appropriate action diligently pursued and have not yet proceeded to judgment, (e) liens or security interests created in the Ordinary Course of Business, (f) liens or security interests created as a result of deposits for workers' compensation, unemployment insurance, surety bonds and leases, (g) landlord liens for rent not yet due and payable, (h) liens or security interests created as a result of capitalized lease obligations and (i) restrictions on transfer imposed by applicable securities laws; provided that any judicial proceedings intended to be referred to in subsections (a)
                                       79
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





             and (d) are set forth in  Schedule 5.19.
                                       -------------

                  "Person" means an individual, firm, corporation,
                   ------
             division, partnership, joint venture, unincorporated association, government agency or political subdivision thereof, or other entity.

                  "Plans" shall have the meaning given it in
                   -----
             Section 5.24(a).

                  "Post-Closing Periods" shall have the meaning ascribed
                   --------------------
             to such term in Section 7.9(b).

                  "Pre-Closing Periods" shall have the meaning given such
                   -------------------
              term in Section 7.9(b).

                  "Proprietary Rights" means all (A) patents, patent
                   ------------------
             applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and
             applications for registrations, (B) trademarks, service marks, trade dress, logos, tradenames and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing
             (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.

                  "Property Transfer" means the document of conveyance,
                   -----------------
             assignment or transfer of a U.K. Property to the Buyer.

                  "Purchase Price" shall have the meaning given such term
                   --------------
              in Section 2.1.

                  "RPR" means Rhone Poulenc Rorer Inc.
                  -----

                  "Restricted Asset" means (i) any lease required to be
                   ----------------
             listed on Schedule 5.11, any equipment lease required to be
                       -------------
             listed on Schedule 5.12, any license required to be listed
                       -------------
             on Schedule 5.15, or any contract required to be listed on
                -------------
             Schedule 5.17, which lease, equipment lease, license, or
             -------------
                                       80
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





             contract cannot be validly assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or the other party thereto or a third person (including a Governmental Body), or with respect to which such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense could reasonably be expected to (a) constitute a breach thereof or a violation of any law, decree, order, regulation, rule, ordinance or other governmental edict, or (b) entitle the other party thereto to terminate such lease, equipment lease, license, or contract or receive any additional payment thereunder, or (ii) any Material Permit listed on
             Schedule 5.29; and "Restricted Assets" means all of them
             -------------       -----------------
             collectively. For purposes of this definition, "transfer" or similar word shall include a transfer resulting or deemed to result under the terms of the Restricted Asset as a consequence of the transfer of Shares to the Buyer.

                  "Restricted Employee" shall have the meaning given such
                   --------------------
             term in Section 7.13.

                  "Retained Names and Logos" shall have the meaning given
                   ------------------------
             such term in Section 2.5(e).

                  "Savings Plan" means the Fisons Scientific Equipment
                   ------------
             Savings Incentive Plan, including the related trust.

                  "Seller" means Fisons plc, a company organized under
                   ------
             the laws of England.

                  "Seller's Knowledge" means the actual knowledge or
                   ------------------
             awareness, after reasonable inquiry, of any person listed on Schedule A, with respect to the area or jurisdiction of
             ----------
             their respective responsibilities only as set forth on
             Schedule A.
             ----------

                  "Seller's Welfare Plans" shall have the meaning given
                   ----------------------
             such term in Section 7.7(b).

                  "Shared Intellectual Property" shall have the meaning
                  ------------------------------
             given such term in Section 7.17.

                  "Shared Intellectual Property License" and "Shared
                   -------------------------------------------------
             Intellectual Property Licenses"  shall have the meaning
             ------------------------------
             given such terms in Section 7.17.

                  "Shares" means the outstanding shares of capital stock
                   ------
              of the Companies owned by any Share Seller.

                  "Share Seller" and "Share Sellers" mean, respectively,
                   ------------       -------------
              each of, and all of, the Seller and the subsidiaries of the Seller designated as such on Schedule 1.
                                           ----------

                  "Southern District Court"  shall have the meaning given
                   -----------------------
                                       81
PAGE
             such term in Section 13.14.

                  "Subsidiary" means (i) any corporation with respect to
                   ----------
              which another corporation or entity, directly or
             indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or (ii) any corporation or other entity with respect to which another corporation or entity, directly or indirectly, owns 50% or more of the aggregate equity interests.

                  "Taxes" means any and all federal, state, provincial,
                   -----
             local and foreign income, profits, franchise, sales, value added, use, employment, payroll, transfer, occupation, real property, personal property, severance, production, excise, gross receipts, license, stamp, premium, customs, duties,
             capital stock, windfall profit, environmental, withholding, social security (or similar), unemployment, disability,
             sales, use, transfer, registration, national insurance,
             alternative or add-on minimum, estimated and other taxes, assessments, imposts, fees or duties of any kind whatsoever
              (including any interest, additions to tax and penalties
             with respect to any such tax), whether disputed or undisputed.

                  "Tax Dispute" shall have the meaning given such term in
                   -----------
             Section 11.4(a).

                  "Tax Returns" means all reports, returns, declarations,
                   -----------
             claims for refund or information returns or statements relating to Taxes, and any schedule or attachment thereto and any amendment thereof.

                  "Termination Date" means March 31, 1996.
                   ----------------

                  "Third-Party Claim" shall have the meaning given such
                   -----------------
             term in Section 11.4.

                  "Transaction Taxes" shall have the meaning given such
                   -----------------
             term in Section 4.3.

                  "Transferor" means the estate owner of a U.K. Property
                   ----------
             and shall include the Seller where the context permits.

                  "Transfer Regulations" shall have the meaning given
                   --------------------
             such term in Section 7.6(b).

                  "Transition Services Agreement" shall have the meaning
                   -----------------------------
             given such term in Section 7.19.

                  "U.K. Assets" shall have the meaning given such term in
                   -----------
             Section 7.9(h)(i).

                  "U.K. Business" shall have the meaning given such term
                   -------------
                                       82
PAGE
             in Section 7.6(b).

                  "U.K. Employee" means any employee located in the
                   -------------
             United Kingdom and employed by any of the Companies or the Asset Sellers primarily in the Business, but in any event excluding the persons listed on Schedule 3.2(n).
                                             ---------------

                  "U.K. Freehold Properties" means the properties located
                   ------------------------
             in the U.K. shortly described in Schedule 5.10 and "U.K.
                                              -------------
             Freehold Property" means any of them.

                  "U.K. Lease" means, in respect of a U.K. Leasehold
                   ----------
             Property, the lease under which it is held as referred to in
             Schedule 5.11 and includes every deed varying such lease
             -------------
             that has been disclosed by the Seller to the Buyer in a Schedule.

                  "U.K. Leasehold Properties" means the leasehold
                   -------------------------
             properties located in the U.K. shortly described in Schedule
                                                                 --------
             5.10 and "U.K. Leasehold Property" means any of them.
             ----

                  "U.K. Properties" means the U.K. Freehold Properties
                   ---------------
             and the U.K. Leasehold Properties and "U.K. Property" means any of them.

                  "UK Property Liabilities" means
                  -------------------------

                  (a) the liability of VG Instruments Group Limited to Holt Jackson Book Company Limited to pay #3,437.50 plus VAT per quarter on 25th March, June, September and December up to and including 25th December, 1998 pursuant to an agreement dated 5th May, 1995 made between VG Instruments Group Limited (1), Holt Jackson Book Company Limited (2), E. Marlborough & Co. (Holdings) Limited (3), and the Seller
             (4), and an assignment dated 8th August, 1995 made between VG Instruments Group Limited (1), Holt Jackson Book Company Limited (2) and E. Marlborough & Co. (Holdings) Limited (3) both relating to Unit D3, 9 Tudor Road, Hanover Business Park, Altrincham, Cheshire WA14 5RB; and

                  (b) the liability of the Seller pursuant to the agremeent and assignment referred to in (a) above in the event that VG Instruments Group Limited shall fail to pay the sums referred to (a) above.

                  "U.K. VAT" shall have the meaning given such term in
                   --------
             Section 7.9(h)(ii).

                  "U.S." means the United States of America.
                   ----

                  "VAT" shall mean value added taxes.
                   ---

                  "VAT Order" shall have the meaning given such term in
                   ---------
             Section 7.9(h)(i).
                                       83
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                  "would have a Material Adverse Effect" means currently
                   ------------------------------------
             has or ultimately has a Material Adverse Effect.



















































                                       84